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                                  EXHIBIT 99.1
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                               THE BOEING COMPANY

                              VOLUNTARY INVESTMENT

                                      PLAN



                           As Amended February 1, 1996
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                               THE BOEING COMPANY
                            VOLUNTARY INVESTMENT PLAN

                                TABLE OF CONTENTS

                                                                      Section
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ARTICLE 1 - INTRODUCTION

         Purpose................................................         1.1
         Intent.................................................         1.2
         Explanation of Plan Design.............................         1.3

ARTICLE 2 - DEFINITIONS

         Active Payroll.........................................         2.0
         Affiliate..............................................         2.1
         Code...................................................         2.2
         Committee..............................................         2.3
         Company................................................         2.4
         Company Account........................................         2.5
         Compensation...........................................         2.6
         Contribution Account...................................         2.7
         Deferral and Contribution Agreement....................         2.8
         Effective Date.........................................         2.9
         Elective Account.......................................         2.10
         Elective Contribution..................................         2.11
         Eligible Employee......................................         2.12
         Employee...............................................         2.13
         Employee Contribution..................................         2.14
         Entry Date.............................................         2.15
         Funds..................................................         2.16
         Highly Compensated Eligible Employee...................         2.17
         Insurer................................................         2.18
         Investment Fund........................................         2.19
         Member.................................................         2.20
         Member Account.........................................         2.21
         Plan...................................................         2.22
         Plan Year..............................................         2.23
         Service................................................         2.24
         Total Earnings.........................................         2.25
         Trust..................................................         2.26
         Trust Agreement........................................         2.27
         Trustee................................................         2.28
         Unit...................................................         2.29
         Valuation Date.........................................         2.30
         Vesting Service........................................         2.31
         Voluntary Investment Plan Office.......................         2.32
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                                                                   Section
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ARTICLE 3 - EMPLOYEES TO WHOM PLAN APPLIES

         Eligible Employee Defined..............................     3.1
         Nonresident Alien......................................     3.2
         Foreign Service Employees..............................     3.3

ARTICLE 4 - MEMBERSHIP

         Member prior to 1-1-96..................................    4.1
         Member after 12-31-95...................................    4.2
         Application Procedure...................................    4.3
         Length of Membership....................................    4.4

ARTICLE 5 - CONTRIBUTIONS

         Member Contributions....................................    5.1
         Elective Contributions and Employee Contributions.......    5.2
         Company Contributions...................................    5.3

ARTICLE 6 - INVESTMENT OF CONTRIBUTIONS

         Member Election of Fund.................................    6.1
         Change in Election - Contributions......................    6.2
         Change in Election - Accumulated Investments............    6.3
         6.2 and 6.3 are separate elections......................    6.4
         Change and Transfer under prior Plans...................    6.5
         Liability for Election..................................    6.6
         Restriction on Frequency................................    6.7
         Continuation of Selection...............................    6.8

ARTICLE 7 - TRUST FUND

         Five Funds.............................................     7.1
         Fund A - Types of Investments..........................     7.2.1
         Fund B - Types of Investments..........................     7.2.2
         Fund C - Types of Investments..........................     7.2.3
         Fund D - Types of Investments..........................     7.2.4
         Fund E - Types of Investments..........................     7.2.5
         Funding Procedure......................................     7.3
         Annuities for Retired Members..........................     7.4
         Restriction on Investments.............................     7.5
         Voting of Fund E Trust Shares..........................     7.6
         Rights Pertaining to a Tender Offer....................     7.7
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                                                                   Section
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ARTICLE 8 - MAINTENANCE OF MEMBERS' ACCOUNTS

         Monthly Crediting of Accounts..........................     8.1
         Initial Fund E Unit Value..............................     8.2
         Fund Assets Revalued Monthly...........................     8.3
         Calculation/Use of Unit Value..........................     8.4
         Withdrawals............................................     8.5
         Value of Member Account................................     8.6
         Changes to Different Funds.............................     8.7

ARTICLE 9 - BENEFITS

         Termination of Service.................................     9.1
         Reasons for Termination of Service.....................     9.2
         Defines Benefits Available Under 9.2...................     9.3
         Other Terminations.....................................     9.4
         Benefit Table..........................................     9.5
         Company Account Forfeitures............................     9.6
         Employee Buy-back Provision............................     9.7

ARTICLE 10 - MANNER OF PAYMENT OF BENEFITS

         Election for Payment of Benefits.......................     10.1
         Immediate Lump Sum Payment.............................     10.2
         Deferred Payment of Benefits...........................     10.3
         Optional Payment Form Before Retirement................     10.4
         Death Prior to Payment of Benefits.....................     10.5
         Limitations on Payment Date............................     10.6

ARTICLE 11 - WITHDRAWALS

         Member Withdrawal......................................     11.1
         Hardship Withdrawal....................................     11.2
         Penalty Follows Withdrawal.............................     11.3
         Company Account - No Withdrawal........................     11.4

ARTICLE 12 - VOLUNTARY INVESTMENT PLAN COMMITTEE

         Responsibilities.......................................     12.1
         Committee Members......................................     12.2
         Officers of Committee..................................     12.3
         Transaction of Business................................     12.4
         Membership.............................................     12.5
         Establish Rules........................................     12.6
         Rights of Committee....................................     12.7
         Accounts and Reports...................................     12.8
         Conflict of Interest...................................     12.9
         Limited Liability......................................     12.10
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                                                                   Section
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ARTICLE 13 - LIMITATIONS ON CONTRIBUTIONS

         Maximum Additions Each Year............................     13.1
         Definitions of "Additions".............................     13.2
         Remedy for Excess Additions............................     13.3
         Further Limitations....................................     13.4
         Compensation for Purposes of This Article..............     13.5

ARTICLE 14 - CHANGE OR TERMINATION OF PLAN

         Intention of Company...................................     14.1
         Limits on Modification or Amendment....................     14.2
         Member's Rights........................................     14.3

ARTICLE 15 - MERGER

         Successor Company......................................     15.1
         Limits on Transfers of Assets..........................     15.2

ARTICLE 16 - LOANS

         Applications...........................................     16.1
         Approvals..............................................     16.2
         Disbursements..........................................     16.3
         Term of Loan...........................................     16.4
         Interest Rate..........................................     16.5
         Repayment..............................................     16.6
         Late or Missed Repayments..............................     16.7
         Default................................................     16.8
         Foreclosure Upon Default...............................     16.9
         Leave of Absence.......................................     16.10
         Loan Terms and Conditions..............................     16.11
         Denial of Loan.........................................     16.12

ARTICLE 17 - GENERAL PROVISIONS

         Trust Agreement........................................     17.1
         Limitations on Use of Trust Funds......................     17.2
         No Employment Rights Created...........................     17.3
         Documents Needed to Pay Benefits.......................     17.4
         Mailing Addresses......................................     17.5
         Fiduciaries Actions are Conclusive.....................     17.6
         Beneficiaries to be Paid...............................     17.7
         Beneficiary Identification in Doubt....................     17.8
         Other Payees...........................................     17.9
         Payments to Reemployed Person..........................     17.10
         Conditions of Benefit Payment..........................     17.11
         Use of Proper Forms....................................     17.12
         Masculine and Feminine.................................     17.13
         Headings...............................................     17.14
         State of Washington Laws...............................     17.15
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                                                                    Section
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ARTICLE 18 - MISCELLANEOUS

         Qualification..........................................     18.1
         Deductibility..........................................     18.2
         Rollover Distributions.................................     18.3
         Rollover Contributions.................................     18.4
         Transition.............................................     18.5

ARTICLE 19 - TOP-HEAVY PROVISIONS

         Applicability of Section...............................     19.1
         Definitions............................................     19.2
         Vesting Schedule.......................................     19.3
         Minimum Contribution...................................     19.4
         Adjustment to Minimum Contribution.....................     19.5

ARTICLE 20 - VESTING SERVICE

         Year of Vesting Service................................     20.1
         Hours of Service.......................................     20.2
         Service With An Affiliate of The Company...............     20.3
         Break In Service.......................................     20.4
         Restoration of Service.................................     20.5
         Change in Vesting Schedule.............................     20.6
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                                    ARTICLE 1

                                  INTRODUCTION

1.1 It is the purpose of this Plan to encourage and assist Eligible Employees to adopt a program of investment to provide additional security for their retirement.

1.2 It is intended that the Plan qualify as a profit sharing plan under the Internal Revenue Code of 1986 and comply with the Employee Retirement Income Security Act of 1974 and any amendments to said Code or Act.

1.3 The name of this Plan was originally the Voluntary Investment Plan for Hourly Employees. Effective February 1, 1996, the Voluntary Investment Plan for Salaried Employees was merged with this plan, and the Plan name was changed to the Voluntary Investment Plan.


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                                    ARTICLE 2

                                   DEFINITIONS

2.0 "Active Payroll" refers to the status of an Employee who is not on layoff or leave of absence.

2.1      "Affiliate" shall mean with respect to the Company:

         (a) Any other company which is included with a "controlled group of corporations" as determined under Section 1563 of the Code without regard to subsections (a)(4) and (e)(3)(C) of said
               Section 1563, and

         (b) Any other trades or business (whether or not incorporated) which, based on principles similar to those defining a "controlled group of corporations" for purposes of (a) above, are under common control.

2.2      "Code" means the Internal Revenue Code of 1986, as amended.

2.3 "Committee" means the Voluntary Investment Plan Committee to which reference is made in Article 12 hereof.

2.4 "Company" means The Boeing Company and affiliates or subsidiaries of the Company, provided that the Board of Directors of such affiliate or subsidiary has adopted the Plan and such adoption has been approved by the Board of Directors of The Boeing Company or by such corporate officers as the Board of Directors of The Boeing Company may designate.

2.5      "Company Account" has the meaning specified in 8.1.

2.6 "Compensation" means an Employee's base wage or salary, including shift differential, if applicable, but shall not include overtime pay, instructor pay, bonus, per diem, special assignment premium pay, location allowances, incentive compensation awards or any other payment. If for the equitable application of the computations required by the Plan it becomes necessary to convert base wage or salary to an hourly rate, such adjustment shall be made in accordance with normal Company payroll procedures. In the case of an individual for whom a base wage or salary was not established or in effect on any date on which such wage or salary is pertinent to any computation required under the Plan, or where, because of any situation regarded by the Voluntary Investment Plan Committee as abnormal an individual's base wage or salary in the opinion of the Committee does not properly reflect his rate of compensation for the equitable application of 5.2, the Committee shall establish the individual's base wage or salary for the purposes of the Plan.

         Compensation shall not exceed $150,000 for 1994. On January 1 of each calendar year in which the Secretary of the Treasury prescribes a new dollar limit, this $150,000 limit will automatically be adjusted to that new limit. This limit applies to the combined Compensation of a 5% owner (as defined in Code Section 416(i)(1)(A)(iii)) of the Company, or one of the 10 Highly Compensated Employees paid the greatest amount of Total Earnings during the year, and such individual's spouse and any lineal descendants who are not age 19 before the close of the calendar year, to the extent required by Code Section 401(a)(17). If the limit applies to combined Total Earnings, the limit will be





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         allocated to the affected individuals in proportion to each individual's Compensation determined prior to the application of the limit.

2.7      "Contribution Account" has the meaning specified in 8.1.

2.8 "Deferral and Contribution Agreement" means an agreement executed by a Member whereby the Member agrees that his Compensation shall be reduced and the foregone amounts contributed by the Company to the Plan on his behalf, or the Member agrees to make an Employee Contribution.

2.9 "Effective Date" means January 1, 1976. This Plan contains certain amendments adopted as of February 1, 1996 and is effective that date or as otherwise stated.

2.10     "Elective Account" has the meaning specified in 8.1.

2.11 "Elective Contribution" means the amount by which a Member's Compensation is reduced in accordance with such Member's Deferral and Contribution Agreement.

2.12     "Eligible Employee" has the meaning specified in 3.1.

2.13 "Employee" shall mean any person employed by the Company or an Affiliate, any person employed by the Company or an Affiliate who is on layoff or leave of absence and any person who returns to employment from U.S. military service with full veteran's rights to reemployment under applicable law shall be deemed to have been on the Active Payroll. The term Employee shall not include:

         (a) A person who serves the Company only as a Director and is not otherwise on the Active Payroll of the Company; or

         (b) A person engaged only in an advisory or consulting capacity on a retainer or fee basis; or

         (c) A person engaged only in a capacity which is determined by the Committee to be an independent contractor; or

         (d)    A person who is a leased employee (within the meaning of Code
                Section 414(n)) except that a leased employee will be treated as an employee of the Company to the extent required by law and any contributions or benefits provided by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

2.14     "Employee Contribution" has the meaning specified in 5.2.

2.15 Effective February 1, 1996, "Entry Date" shall mean the first day of each calendar month.

2.16 The terms "Fund," "Fund A," "Fund B," "Fund C," "Fund D," and "Fund E" have the meanings specified in Article 7.

2.17 "Highly Compensated Eligible Employee" means an Eligible Employee who is a Highly Compensated Employee. A Highly Compensated Employee means:

         (a) Any Employee who performs services for the controlled group during the determination year and who, during the look-back year:


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                (1)    received Total Earnings in excess of $75,000 (as adjusted
                       by the Secretary of the Treasury for the relevant year),

                (2) received Total Earnings in excess of $50,000 (as adjusted by the Secretary of the Treasury for the relevant year) and was a member of the top-paid group for such year, or

                (3) was an officer (within the meaning of Code Section 416(i) of the controlled group and received Total Earnings during such year that were greater than 50% of the dollar limitation in effect under Code Section 415(b)(1)(A).

         (b) Any Employee who is both (i) described in 2.17(a) if the term "determination year" is substituted for the term "look-back year" and (ii) is one of the 100 Employees who received the most Total Earnings from the controlled group during the determination year.

         (c) Any Employee who is a 5% owner (as defined in Code Section 416(i)(1)(A)(iii)) of the Company at any time during the look-back year or the determination year.

         (d) Any former Employee who was Highly Compensated Employee for a separation year (as defined in Treasury Regulation section 1.414(q)-1T) or for any determination year ending on or after the Employee attains age 55, as provided by Code Section 414(q)(9) and the regulations thereunder.

         (e) If no officer has satisfied the compensation requirement of 2.17(a)(3) during either a determination year or look-back year, the highest paid officer for such determination year shall be treated as a Highly Compensated Eligible Employee if such officer is an Eligible Employee. No more than 50 Employees (or if less, the greater of three Employees or 10% of the Employees) shall be treated as officers.

         (f) For purposes of this section the following definitions apply. The determination year is the Plan Year. The look-back year is the 12-month period immediately preceding the determination year. The top-paid group is the top 20% of Employees ranked on the basis of compensation received during the year and shall be determined in accordance with Code Section 414(q)(8) and the regulations thereunder.

         (g) An Employee who is a 5% owner or one of the 10 highly compensated employees in the controlled group paid the greatest amount of Total Earnings during the calendar year and such Employee's spouse, lineal ascendants or descendants and the spouses of such lineal ascendants or descendants shall be treated as a single Employee for purposes of this section.

2.18 "Insurer" means Aetna Life Insurance Company or such other insurance company or companies as may from time to time be designated by the Committee.

2.19     "Investment Fund" has the meaning specified in Article 7.

2.20     "Member" has the meaning specified in Article 4.

2.21     "Member Account" has the meaning specified in 8.1.

2.22 "Plan" meant the Voluntary Investment Plan for Hourly Employees described in this instrument with any amendments. Effective February 1, 1996, the Voluntary Investment




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         Plan for Salaried Employees was merged with this Plan and the combined
         Plans restated as the Voluntary Investment Plan.

2.23 "Plan Year" means the calendar year. Prior to January 1, 1993, the term Plan Year meant a fiscal year ending September 30. The period October 1, 1992 through December 31, 1992 constitutes a short Plan Year.

2.24 "Service" means employment, either before or after the effective date of the Plan, as an Employee (whether or not an Eligible Employee) of the Company, and shall include such employment with an affiliate or subsidiary of the Company. Unpaid periods on leave of absence or layoff and transfers of employment without interruption between The Boeing Company or any affiliate or subsidiary of the Company shall not be deemed to terminate employment.

2.25 "Total Earnings" means compensation (determined without regard to 2.6) received by the Employee from the Company, other than compensation in the form of qualified or previously qualified deferred compensation, that is currently includible in gross income for income tax purposes. Total Earnings shall not exceed $150,000 for 1994. On January 1 of each calendar year in which the Secretary of the Treasury prescribes a new dollar limit, this $150,000 limit will automatically be adjusted to that new limit. This limit applies to the combined Total Earnings of a 5% owner (as defined in Code Section 416(i)(1)(A)(iii)) of the Company, or one of the 10 Highly Compensated Employees paid the greatest amount of Total Earnings during the calendar year, and such individual's spouse and any lineal descendants who are not age 19 before the close of the calendar year, to the extent required by Code Section 410(a)(17). If the limit applies to combined Total Earnings, the limit will be allocated to the affected individuals in proportion to each individual's Total Earnings determined prior to the application of the limit.

2.26     "Trust" means the Trust or Trusts established by the Trust Agreement.

2.27 "Trust Agreement" means the instrument or instruments executed between the Company and the Trustee named in it, which provides for the receiving, holding, investing and disposing of the Trust Fund.

2.28 "Trustee" means the Trustee or Trustees designated in the Trust Agreement, and any successor Trustee.

2.29 "Unit" means the applicable participation unit under the Trust Fund used to measure the Members' proportionate interest in the Trust Fund as provided in Article 8.

2.30     "Valuation Date" means the last day of each month.

2.31 "Vesting Service" shall mean the period considered in determining whether a Member has a vested interest under Article 20, and the extent of such interest.

2.32 "Voluntary Investment Plan Office" shall mean the office or offices maintained by the Company for the administration of the Plan.


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                                    ARTICLE 3

                         EMPLOYEES TO WHOM PLAN APPLIES

3.1 On or after the Effective Date of the Plan, an Employee who is within any group of employees of the Company shall be an Eligible Employee for purposes of the Plan during:

         (a) The period or periods that he is not within a unit of Employees covered by a collective bargaining agreement between the Company and a collective bargaining representative certified under the Labor Management Relations Act, in the negotiation of which agreement retirement benefits were the subject of good faith bargaining, or

         (b) The period or periods that he is within such a collective bargaining unit to the extent that such period or periods are included within the period of time for which the Plan is effective as to such unit in accordance with the terms of the collective bargaining agreement between the Company and the collective bargaining representative certified under the Act.

         The term "Eligible Employee" does not include a leased employee as defined in Code Section 414(n).

3.2 An Employee of an affiliate or subsidiary of the Company which has adopted the Plan as provided in 2.4 who is a nonresident alien and who receives no earned income from such affiliate or subsidiary for services performed in the United States shall not be an Eligible Employee unless the Plan has been made applicable to him by such affiliate or subsidiary.

3.3 An Employee of an affiliate or subsidiary of the Company which has adopted the Plan as provided in 2.4 who is a citizen or national of the United States and (a) who, at the time of his employment by the affiliate or subsidiary, was a bona fide resident of a foreign country, or (b) who is hired directly by a foreign branch of such affiliate or subsidiary to perform services outside of the United States, shall not be an Eligible Employee unless the Plan has been made applicable to him by such affiliate or subsidiary.



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                                    ARTICLE 4

                                   MEMBERSHIP

4.1 Each Eligible Employee who was a Member of the Plan on January 31, 1996 will automatically continue as a Member on and after February 1, 1996, subject to the provisions of the Plan.

4.2 Each Eligible Employee to whom 4.1 is not applicable may elect to become a Member as of the next following Entry Date. A former Employee who terminates employment and later is reemployed by the Company may elect to become a Member as of his reemployment date if he is an Eligible Employee on that date or as of the date on which he again becomes an Eligible Employee, whichever is later.

4.3 An Eligible Employee (other than one who automatically continues as or becomes a Member pursuant to 4.1) may become a Member by application on a form or forms to be provided by the Voluntary Investment Plan Office in which application the Eligible Employee shall agree to the terms and conditions of the Plan and provide such elections, designations and other information as the Committee shall deem necessary to the proper administration of the Plan. Applications shall be filed on a timely basis in accordance with rules established by the Committee.

4.4 An Eligible Employee who becomes a Member shall remain in the Plan, whether or not he continues to be an Eligible Employee, so long as he retains a share in the Trust Fund.





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                                    ARTICLE 5

                                  CONTRIBUTIONS

5.1      Member Contributions.

         Prior to January 1, 1983, Members were permitted to contribute between one and eight percent of Compensation to the Plan through authorized payroll deductions. Effective January 1, 1983, contributions to Member Accounts will not be permitted. Existing Member Accounts will continue to be maintained, subject to the terms and conditions of the Plan.

5.2      Elective Contributions and Employee Contributions.

5.2.1 A Member may, as of each Entry Date, elect to defer receipt of a portion of his Compensation, and have the Company contribute to the Plan on his behalf for each calendar year an Elective Contribution equal to between one and fifteen percent (in whole percentage increments) of the Member's Compensation, in accordance with the rules set forth in this section and such other rules as the Committee may prescribe.

         The total of a Member's Elective Contributions in one calendar year may not exceed $7,000 (adjusted for cost of living changes under Code
         Section 402(g)). Elective Contributions in excess of such amount shall be returned to the Member in accordance with the provisions of Code
         Section 402(g), the regulations thereunder, and other applicable rules and regulations.

5.2.2 A Member may, as of each Entry Date, elect to contribute to the Plan as an Employee Contribution, between one and fifteen percent (in whole percentage increments) of the Member's Compensation, in accordance with the rules set forth in this section and such other rules as the Committee may prescribe.

5.2.3 A Member may make an election under both 5.2.1 and 5.2.2, provided the total of such elections does not exceed 15% of the Member's Compensation . Such elections may specify a percentage of Compensation as Elective Contributions and a percentage of Compensation as Employee Contributions (both in whole percentage increments); or, alternatively, the Member may specify a single percentage of Compensation, allocated first to Elective Contributions up to the limitations imposed by this Article and then allocated to Employee Contributions. If under 5.2.7 it is required to restrict elective deferrals, all Members affected shall be deemed to have elected allocation first to Elective Contributions up to the limits imposed by this article and then allocated to Employee Contributions.

5.2.4 The Committee shall make available Deferral and Contribution Agreement forms for Eligible Employees to make application for membership. Eligible Employees will be permitted to make or change a Deferral and Contribution Agreement at any time. Individuals must return their election forms to the Voluntary Investment Plan Office on or before the last day of the calendar month in order for them to be effective the next month. Such election or change of election initially shall apply to Compensation earned by Eligible Employees during the month immediately following the month in which their election form is received by the Plan and shall continue to apply until subsequently changed by the Member.



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5.2.5    A Member may cancel his Deferral and Contribution Agreement at any time by filing a notice with the Voluntary Investment Plan Office on such forms as the Committee may prescribe and such cancellation shall become effective for Compensation earned during the month following the month in which the notice of cancellation is received by the Plan.

5.2.6 Except as provided in 5.2.5, all Deferral and Contribution Agreements shall remain in effect until a new Deferral and Contribution Agreement (which may increase, decrease or cancel such election) is received by the Voluntary Investment Plan Office and takes effect. The new Deferral and Contribution Agreement shall take effect as provided in 5.2.4. Any Member who does not file a revised Deferral and Contribution Agreement effective January 1, 1990 shall be treated as having made an election under 5.2.3, at the Elective Contribution rate in effect just preceding that date, with his election applying first to Elective Contributions up to the applicable limits, and then to Employee Contributions.

5.2.7 The actual deferral percentage for Highly Compensated Eligible Employees for any Plan Year may not exceed the greater of:

         (a) One and one-quarter times the actual deferral percentage for all other Eligible Employees for the Plan Year, or

         (b) The lesser of (i) two percentage points plus the actual deferral percentage for all other Eligible Employees for the Plan Year, or (ii) two times such percentage for all other Eligible Employees for the Plan Year.

         The "actual deferral percentage" for each group of Eligible Employees is the average of the deferral percentages for each Eligible Employee in such group. The deferral percentage is equal to the Employee's Elective Contributions for the Plan Year divided by his Total Earnings for the Plan Year. Eligible Employees who are not making Elective Contributions will be included at zero percent in determining the actual deferral percentage.

         Prior to the beginning of each Plan Year and periodically during the year, the Committee shall test deferral elections under 5.2 to determine whether or not the limits under this section will be exceeded for the Plan Year. In performing this test, the Committee will assume that deferrals for current Eligible Employees will continue for the remainder of the Plan Year at the rate currently elected by the Employee. If elections made by Highly Compensated Eligible Employees would (if not reduced) cause the actual deferral percentage for such Employees to exceed the limitation in this section, the Committee shall reduce the deferral percentages elected by the Highly Compensated Eligible Employees to comply with the maximum permissible deferral percentage for the Plan Year. This reduction will be accomplished by determining the maximum possible upper limit on Elective Contributions (as a percentage of Compensation) which, when imposed as a limitation on the Highly Compensated Eligible Employees, will cause the Plan to comply with this section.

         If the Member has made an appropriate election under 5.2.3, such excess Elective Contributions may be treated as Employee Contributions, subject to 5.2.9.

         At the end of the Plan Year, if Elective Contributions for Highly Compensated Eligible Employees exceed the limitation described in this section, the Committee shall determine the excess Elective Contributions of each Highly Compensated Eligible Employee in accordance with the following leveling method. The deferral percentage of the Highly Compensated Eligible Employee with the highest deferral percentage will be reduced to the extent required to (i) enable the Plan to comply with this section, or (ii) cause such



                                     5 - 2

         Employee's deferral percentage to equal the deferral percentage of the Highly Compensated Eligible Employee with the next highest deferral percentage. This procedure will be repeated until the Plan satisfies the limitation in this section. Excess Elective Contributions and investment earnings (including gains and losses) will be refunded to the Member in cash before the end of the next Plan Year. If the Member has made an appropriate election under 5.2.3, such excess Elective Contributions may be treated as Employee Contributions, subject to
         5.2.9. In accordance with Treasury Regulation Section 1.401(k)-1(f)(5)(i), excess Employee Contributions which are distributed or recharacterized shall be reduced by excess Elective Contributions previously distributed for the taxable year ending in the same Plan Year, and excess Elective Contributions to be distributed for a taxable year will be reduced by excess Employee Contributions previously distributed or recharacterized for the Plan Year beginning in such taxable year. If Elective Contributions are refunded to the Member, any Company Matching Contributions attributable to such Elective Contributions and investment earnings on such Company Matching Contributions (including gains and losses) will be forfeited and used to reduce Company Matching Contributions otherwise payable pursuant to 5.3.

         Investment earnings allocable to excess Elective Contributions for a calendar year and for the period between the end of such calendar year and the date of the refund shall be determined in accordance with proposed Treasury Regulation Section 1.401(k)-1(f)(4)(ii), as it may be revised from time to time by the Secretary of the Treasury.

         In the case of a Highly Compensated Eligible Employee whose deferral percentage is determined under the family aggregation rules of Code
         Section 414(q)(6), the deferral percentage shall be reduced in accordance with the leveling method described above and the excess Elective Contributions will be allocated among the family members in proportion to the Elective Contributions of each family member that have been combined.

5.2.8 Not later than as of the first day of each month, the Company will make an Elective Contribution into the Trust Fund with respect to each Member who timely elected to defer Compensation to the Plan for the preceding month and will make an Employee Contribution into the Trust Fund with respect to each Member who made a contribution to the Plan for the preceding month. The Company may, at the sole discretion of the Company, make a contribution into the Trust Fund at any time in the Plan Year and before the first day of a month to be credited to an individual's Elective Account or Contribution Account under 8.1 as of the first day of such month in the same manner as if transmitted to the Fund with respect to the individual as of such date.

5.2.9 The actual contribution percentage for Highly Compensated Eligible Employees for any Plan Year may not exceed the greater of:

         (a) One and one-quarter times the actual contribution percentage for all other Eligible Employees for the Plan Year, or

         (b) The lesser of (i) two percentage points plus the actual contribution percentage for all other Eligible Employees for the Plan Year, or (ii) two times such percentage for all other Eligible Employees for the Plan Year.

         The "actual contribution percentage" for each group of Eligible Employees is the average of the contribution percentages for each Eligible Employee in such group. The contribution percentage is equal to the sum of the Employee's Company Contributions and Employee Contributions for the Plan Year divided by his Total Earnings for the Plan Year.



                                     5 - 3

         Eligible Employees for whom there are no Company or Employee Contributions will be included at zero percent in determining the actual contribution percentage.

         Prior to the beginning of each Plan Year and periodically during the year, the Committee shall test contribution elections under 5.2 to determine whether or not the limits under this section will be exceeded for the Plan Year. In performing this test, the Committee will assume that contributions for current Eligible Employees will continue for the remainder of the Plan Year at the rate currently elected by the Employee. If elections made by Highly Compensated Eligible Employees would (if not reduced) cause the actual contribution percentage for such Employees to exceed the limitation in this section, the Committee shall reduce the contribution percentages elected by the Highly Compensated Eligible Employees to comply with the maximum permissible contribution percentage for the Plan Year. This reduction will be accomplished by determining the maximum possible upper limit on Elective Contributions (as a percentage of Compensation) which, when imposed as a limitation on the Highly Compensated Eligible Employees, will cause the Plan to comply with this section.

         At the end of the Plan Year, if Employee Contributions and Company Matching Contributions for Highly Compensated Eligible Employees exceed the limitation described in this section, the Committee shall determine the excess Employee Contributions and Company Matching Contributions of each Highly Compensated Eligible Employee in accordance with the following leveling method. The contribution percentage of the Highly Compensated Eligible Employee with the highest contribution percentage will be reduced to the extent required to (i) enable the Plan to comply with this section, or (ii) cause such Employee's contribution percentage to equal the contribution percentage of the Highly Compensated Eligible Employee with the next highest contribution percentage. This procedure will be repeated until the Plan satisfies the limitation in this section. Excess Employee Contributions and investment earnings (including gains and losses) will be refunded to the Member in cash before the end of the next Plan Year. In accordance with Treasury Regulation Section 1.401(m)-1(e)(2)(ii), the amount of excess Employee Contributions and Company Matching Contributions shall be determined only after first determining the excess Elective Contributions, if any, that are treated as Employee Contributions due to recharacterization pursuant to paragraph 5.2.7. If Employee Contributions are refunded to the Member, any Company Matching Contributions attributable to such Employee Contributions and investment earnings on such Company Matching Contributions (including gains and losses) will be forfeited and used to reduce Company Matching Contributions otherwise payable pursuant to 5.3.

         Investment earnings allocable to excess employee contributions and excess Company Matching Contributions for a Plan Year and for the period between the end of such Plan Year and the date of the refund shall be determined in accordance with proposed Treasury Regulation
         Section 1.401(m)-1(e)(3)(ii), as it may be revised from time to time by the Secretary of the Treasury.

         In the case of a Highly Compensated Eligible Employee whose contribution percentage is determined under the family aggregation rules of Code Section 414(q)(6), the contribution percentage shall be reduced in accordance with the leveling method described above and the excess Company Matching Contributions and Employee Contributions will be allocated among the family members in proportion to the contributions of each family member that have been combined.

5.2.10 The sum of the actual deferral percentage and the actual contribution percentage for Highly Compensated Eligible Employees for each Plan Year may not exceed the sum of:

                                     5 - 4

         (a) One and one-quarter times the greater of (i) the actual deferral percentage for all other Eligible Employees for the Plan Year or
                (ii) the actual contribution percentage for all other Eligible Employees for the Plan Year, plus

         (b)    The lesser of (i) or (ii) below:

                     (i) Two percentage points plus the lesser of (A) the actual deferral percentage for all other Eligible Employees for the Plan Year or (B) the actual contribution percentage for all other Eligible Employees for the Plan Year.

                     (ii) Two times the lesser of (A) the actual deferral percentage for all other Eligible Employees for the Plan Year or (B) the actual contribution percentage for all other Eligible Employees for the Plan Year.

         Prior to the beginning of each Plan Year and periodically during the year, the Committee shall test contribution elections under 5.2 to determine whether or not the limits under this section will be exceeded for the Plan Year. In performing this test, the Committee will assume that deferrals and contributions for current Eligible Employees will continue for the remainder of the Plan Year at the rate currently elected by the Employee. If elections made by Highly Compensated Eligible Employees would (if not reduced) cause the sum of the actual deferral percentage and the actual contribution percentage for such Employees to exceed the limitation in this section, the Committee shall reduce the contribution percentages elected by the Highly Compensated Eligible Employees to comply with the limitations of this section. This reduction will be accomplished by determining the maximum possible upper limit on Employee Contributions (as a percentage of Compensation) which, when imposed as a limitation on the Highly Compensated Eligible Employees, will cause the Plan to comply with this section.

         If the limitation described in this section is still exceeded after reducing the upper limit on Employee Contributions for Highly Compensated Eligible Employees to zero, the Committee shall also reduce Elective Contributions elected by Highly Compensated Eligible Employees. This reduction will be accomplished by determining the maximum possible upper limit on Elective Contributions (as a percentage of Compensation) which, when imposed as a limitation on the Highly Compensated Eligible Employees, will cause the Plan to comply with this section.

         At the end of the Plan Year, if the sum of the actual deferral percentage and the actual contribution percentage for Highly Compensated Eligible Employees exceeds the limitations described in this section, the Committee shall determine the maximum possible upper limit of Employee Contributions (as a percentage of Compensation) which, when imposed as a limitation on the Highly Compensated Eligible Employees, will cause the Plan to comply with this section. Employee Contributions in excess of this limit will be refunded to the Member in cash. If the limitation in this section is still exceeded after refunding all Employee Contributions for Highly Compensated Eligible Employees, the Committee shall determine the maximum possible upper limit of Elective Contributions (as a percentage of Compensation) which, when imposed as a limitation on the Highly Compensated Eligible Employees, will cause the Plan to comply with this section. Elective Contributions in excess of this limit will be refunded to the Member in cash.

         If Elective or Employee Contributions are refunded to the Member, any Company Contributions attributable to such Elective or Employee Contributions will be forfeited and used to reduce Company Contributions otherwise payable pursuant to 5.3.


                                     5 - 5

5.3      Company Contributions

5.3.1 Not later than as of the first day of each month, the Company will make a Company Contribution into the Trust Fund with respect to each Member who made an Elective Contribution or an Employee Contribution to the Plan for the preceding month. The amount of each such Company Contribution with respect to each such Member shall be equal to 50% of the total of the Member's Elective and Employee Contributions to the Plan for the preceding month, but not exceeding 4% of the Member's Compensation for that month. The Company may, at the sole discretion of the Company, make a contribution into the Trust Fund at any time in the Plan Year and before the first day of a month to be credited to an individual's Company Account under 8.1 as of the first day of such month in the same manner as if transmitted to the Fund with respect to the individual as of such date.

5.3.2 The Company shall pay for the cost of necessary and proper expenses of its administration of the Plan. Brokerage and fees incurred in the purchase or sale of securities will be charged to the Investment Fund described in Article 7 in which the transaction occurred. Fees charged by the Trustee for supervision and administration of Plan assets will be charged to the Investment Fund to which such fees are properly allocable. Any expense charged by the Insurer under the provisions of the Group Annuity Contract will be charged to Fund D.

5.3.3 Company Contributions are subject to suspension upon a withdrawal from a Member Account, Contribution Account, or Elective Account as provided in Article 11.



                                     5 - 6

                                    ARTICLE 6

                           INVESTMENT OF CONTRIBUTIONS

6.1 A Member may elect, as of the date he becomes a Member of the Plan or as of any later date, to have his future Elective Contributions, Employee Contributions and Company Contributions invested in one or more of the following Investment Funds described in Article 7: Fund A, Fund B, Fund C, Fund D and Fund E. The election shall direct that such contributions be invested in 5% increments in any one or more of the five Investment Funds, provided the following minimum and maximum participation requirements are maintained:

         (a)    A minimum allowable participation of 10% in any one Fund.

         (b)    A maximum allowable participation of 50% in Fund E.

6.2 A Member may change an election made pursuant to 6.1 at any time and such change shall be effective on the first day of the calendar month next following receipt of the election by the Voluntary Investment Plan Office.

6.3 A Member may elect to have his Member Account, Elective Account, Contribution Account and Company Account accumulated as a result of past Member Contributions, Elective Contributions, Employee Contributions and Company Contributions invested in one or more of the five Investment Funds in the same manner as that described in 6.1 with respect to the investment of future Elective Contributions, Employee Contributions and Company Contributions, and he may change any such election. Such election or change of election shall be effective on the first day of the calendar month next following receipt of the Member's election or change of election by the Voluntary Investment Plan Office.

6.4      A Member may make an election or may change his election under 6.1 or
         6.2 without being required to make a corresponding election or change of election under 6.3, and may make an election or change his election under 6.3 without being required to make a corresponding election or change of election under 6.1 or 6.2.

6.5 All elections under Article 6 shall be by notice filed with the Voluntary Investment Plan Office on forms provided for that purpose. An Employee for whom there was an election in effect immediately prior to the date on which he became a Member under 6.1 of the Voluntary Investment Plan for Salaried Employees or the Voluntary Investment Plan for Hourly Employees, shall be deemed to have made the same election under the Plan, provided the election would have been effective if made under the Plan. Otherwise, the election under the Voluntary Investment Plan for Salaried Employees or the Voluntary Investment Plan for Hourly Employees shall be deemed an election under the Plan to have future Elective, Employee, and Company Contributions invested 100% in Fund B until a change of election is effective under 6.2.

6.6 An election or change of election made pursuant to Article 6 shall be within the independent control of the Member making it, and neither the Trustee, the Trust Fund nor the Company shall be liable for any loss that may result from the exercise of such control by the Member. If, at any time, no election under Article 6 is in effect with respect to any portion of a Member's Member Account, Elective Account, Contribution Account, or Company Account, or with respect to any Member Contribution, Elective Contribution,



                                     6 - 1

         Employee Contribution, or Company Contribution made for such Member, such Member shall be deemed to have elected the investment of 100% of such amount in Fund B.

6.7      An election or change of election deemed to have been made under 6.5 or
         6.6 shall not be counted for purposes of the provisions of those sections which imposed restrictions on the frequency of changes.

6.8 Notwithstanding the provisions of 6.1, an election or change of election which was effective under 6.1, 6.2 or 6.3 prior to January 1, 1980, to invest equally among Investment Fund A, Fund B and Fund C shall continue in effect after January 1, 1980 until a subsequent change of election is made by the Member under 6.2 and 6.3.




                                     6 - 2

                                    ARTICLE 7

                                   TRUST FUND

7.1 As part of the Plan, the Company has entered into a Trust Agreement establishing a Trust Fund which is divided into five Investment Funds designated as Fund A, Fund B, Fund C, Fund D and Fund E. The term "Trust Fund" is sometimes used herein to refer to the Investment Funds in the aggregate.

7.2.1 Fund A. The Trustee shall invest and reinvest the principal and income of Fund A only in the following kinds of instruments:

         Short-term investments (less than 18 months maturity) including commercial paper rated prime by rating services; bankers' acceptances; commercial bank certificates of deposit; and other cash equivalents and cash.

         Securities issued or guaranteed by the United States Government.

         Marketable straight debt securities, rated A or better by Standard and Poor's Bond Rating or Moody's Investors Service, or issues of equivalent quality.

         Commingled or pooled fixed income or real estate trust funds if the composition of such funds would otherwise fulfill the normal quality criteria for this Fund; provided that any such funds shall be qualified under the provisions of Section 401(a) and exempt under the provision of 501(a) of the Code and during such time as an investment through any such medium shall exist the Declaration of Trust of such funds shall constitute a part of the Trust Agreement.

         Mortgages, bank deposits and other fixed income debt issues which would otherwise qualify under the normal quality criteria for this Fund.

7.2.2 Fund B. The Trustees shall invest and reinvest the principal and income of Fund B only in the following securities:

         Short-term investments (less than 18 months maturity) including commercial paper rated prime by rating services; bankers' acceptances; commercial bank certificates of deposit; and other cash equivalents and cash.

         Securities issued or guaranteed by the United States Government.

         Convertible debentures.

         Marketable straight debt securities, rated A or better by Standard and Poor's Bond Rating or Moody's Investors Service, or issues of equivalent quality.

         Preferred stocks.

         Convertible preferred stocks.

         Commingled or pooled fixed income or real estate trust funds if the composition of such funds would otherwise fulfill the normal quality criteria for this Fund; provided that any




                                     7 - 1
         such funds shall be qualified under the provisions of Section 401(a) and exempt under the provision of 501(a) of the Code and during such time as an investment through any such medium shall exist the Declaration of Trust of such funds shall constitute a part of the Trust Agreement.

         Mortgages, bank deposits and other fixed income debt issues which would otherwise qualify under the normal quality criteria for this Fund.

         Provided that the Trustees shall not invest more than 60% of the Fund assets, valued at their market value, in common stocks, equities or equity equivalent investments.

7.2.3 Fund C. The Trustee shall invest and reinvest the principal and income of Fund C only in the following securities:

         Common stocks, equities and equity equivalents.

         Short-term investments (less than 18 months maturity) including commercial paper rated prime by rating services; bankers' acceptances; commercial bank certificates of deposit; and other cash equivalents and cash.

         Securities issued or guaranteed by the United States Government.

         Convertible debentures.

         Marketable straight debt securities, rated A or better by Standard and Poor's Bond Rating or Moody's Investors Service, or issues of equivalent quality.

         Preferred stocks.

         Convertible preferred stocks.

         Commingled or pooled fixed income or real estate trust funds if the composition of such funds would otherwise fulfill the normal quality criteria for this Fund; provided that any such funds shall be qualified under the provisions of Section 401(a) and exempt under the provision of 501(a) of the Code and during such time as an investment through any such medium shall exist the Declaration of Trust of such funds shall constitute a part of the Trust Agreement.

         Mortgages, bank deposits and other fixed income debt issues which would otherwise qualify under the normal quality criteria for this Fund.

7.2.4 Fund D. All contributions to Fund D shall be invested with the Insurers under a Group Annuity Contract entered into between the Trustee and the Insurer. All such contributions shall become part of the assets of the Insurers. Under the Group Annuity Contract, the Insurers will guarantee the security of the principal plus a specified minimum annual interest rate to be earned each calendar year. The exact interest rate for any calendar year will be announced by the Committee in November of the preceding year.

7.2.5 Fund E. The Trustee shall invest and reinvest the principal and income of Fund E in shares of Common Stock of the Company, except that temporary investments may be made in the following kinds of instruments:


                                     7 - 2

         Short-term investments (less than 18 months maturity) including commercial paper rated prime by rating services; bankers' acceptances; commercial bank certificates of deposit; and other cash equivalents and cash.

         Securities issued or guaranteed by the United States Government.

         All shares of Common Stock of the Company may be acquired in the open market, in privately negotiated transactions (other than officers or directors of the Company), or through tender offers, or the Trustee may purchase authorized but unissued shares of Common Stock of the Company or shares of Common Stock of the Company held in the treasury of the Company, as the Trustee may from time to time direct. Shares of Common Stock of the Company may be sold in the open market or in privately negotiated transactions (other than officers or directors of the Company), or the Trustee may sell such shares to the Company or through an underwritten registered offering, as the Trustee may from time to time direct. Cash dividends on shares of Common Stock of the Company held in Fund E may be used by the Trustee to purchase additional shares of Common Stock of the Company. The Trustee may offset required purchases and sales of Common Stock as provided in the Trust Agreement. The Trustee will retain the Common Stock of the Company regardless of market fluctuations, subject only to the investment decisions of the Members who have invested in Fund E.

7.3 Contributions and amounts shall flow into the respective Investment Funds in accordance with elections provided for in Article 6, and the Trustee shall hold, invest and distribute the assets of each such Fund in accordance with the terms of the Trust Agreement.

7.4 The Trust Agreement will provide that at the direction of the Committee, the Trustee shall invest a portion of the Trust Fund under a Deposit Administration or similar contract issued by a life insurance company for the purpose of providing annuities to members who may elect to have their share in the Trust Fund so applied at retirement.

7.5 The Trust Agreement will provide that the Trustee may invest up to 100% of the Fund E assets in Common Stock of The Boeing Company. It will further state that the Trustee shall not invest any portion of the Trust Fund in the capital stock or other securities of the Company unless otherwise instructed by the Committee. The Committee may direct the Trustee to invest Fund B and Fund C in the capital stock or other securities of The Boeing Company, but such investment, as to each such fund, shall in no event exceed the lesser of 5% of its market value or the amount of the Company Contributions to such Fund.

7.6 Each Member who has Common Stock of the Company held in Fund E allocated to his Member's Accounts shall be entitled to instruct the Trustee regarding the voting of the number of such shares allocated to the Accounts (determined by the proportionate share of the Member's investment in Fund E) at all stockholders' meetings of the Company, determined as of the record date for such stockholders' meetings. The Company will send, or cause to be sent, to each Member who has Common Stock of the Company allocated to the Member's Accounts a voting instruction form and the same proxy solicitation material as is sent to stockholders generally.

7.7      Notwithstanding any other provisions of the Plan to the contrary:

         (a)    If any person shall make a tender offer (as defined in paragraph
                (c) below) to acquire (by purchase or exchange) Common Stock of the Company, including shares of such Common Stock that are held in Fund E, the Trustee and the Company shall act as follows:


                                     7 - 3

                (1) The Company shall ensure that the materials made available to shareholders generally in connection with the tender offer are provided to each Member who has shares of Common Stock of the Company held in Fund E allocated to his Member's Accounts, and the response of the Trustee as to whether to accept or reject the tender offer with respect to the full and fractional shares of such Common Stock that are so allocated shall be made in accordance with the instructions of the Member given to the Trustee on forms provided for that purpose.

                (2) If the Trustee fails to receive clear and timely instructions from a Member in a case where instructions have been sought by the Trustee as provided in paragraph
                       (1), the Trustee shall have no discretion in such matter and shall reject the tender offer with respect to the affected full and fractional shares of Common Stock of the Company that are allocated to the Accounts of such Members.

                (3) With respect to full and fractional shares of Common Stock of the Company that have been acquired by the Plan and are not yet allocated (including any such Common Stock held in a suspense account because it cannot be allocated currently due to the Code Section 415 limits), the Trustee shall have no discretion in such matter and shall reject the tender offer with respect to such Common Stock.

         (b) If any tender offer is accepted (in whole or in part) pursuant to subsection (a), the Trustee shall have the power to transfer Common Stock of the Company in order to effect such acceptance.

         (c) For purposes of this section, "tender offer" shall mean any offer to acquire Common Stock of the Company which is subject to either section 13(e) or 14(d) of the Securities Exchange Act of 1934 and which under applicable rules and regulations is required to be the subject of a filing with the Securities and Exchange Commission on either Schedule 13E-4 or Schedule 14D-9.

         (d) The foregoing notwithstanding, nothing herein shall serve to modify the related rules of the Trust Agreement or to expand the duties of the Trustee unless and until the Trustee gives its consent in the manner provided in the Trust Agreement.



                                     7 - 4

                                    ARTICLE 8

                        MAINTENANCE OF MEMBERS' ACCOUNTS

8.1 The Committee shall establish and maintain for each Member an Elective Account, a Contribution Account, and a Company Account under each Investment Fund in which all or part of his Elective Contributions, Employee Contributions and Company Contributions are invested. The Committee shall maintain for each Member who, prior to January 1, 1983, made Member Contributions hereunder, a Member Account under each Investment Fund in which all or part of his Member Contributions are invested. As of the first day of each month, there shall be credited to an individual's Elective Account, Contribution Account, and Company Account, respectively, under each such Fund or Funds, amounts of Elective Contributions, Employee Contributions, and Company Contributions transmitted to the Fund with respect to the individual as of that date. Each such account and each Member Account under each such Fund shall also be credited or charged with its share of the net earnings or losses of the Fund for the preceding month determined by the Unit method hereinafter described.

8.2 As of January 1, 1990, the amount of Elective Contribution Accounts, Employee Contribution Accounts, Member Contribution Accounts, and Company Contribution Accounts credited to Fund E shall have a Unit value of $1.00, and Units shall be credited to Members at that value for contributions made to that Fund for Members on and after January 1, 1990 and prior to the next Valuation Date. The value of each Unit under Fund A, Fund B, Fund C and Fund D as of January 1, 1990 shall be the Unit value applicable to those funds as of the Valuation Date immediately preceding January 1, 1990.

8.3 As of each Valuation Date following January 1, 1990, the Trustee shall determine the fair market value of the assets of each Investment Fund, including uninvested cash, accrued interest and dividends, but excluding any funds invested with the Insurer under Fund D, and shall notify the Company of the value so determined. Assets for which there is a readily ascertainable market shall be valued by the Trustee at their fair market value, determined by the last known sale on the Valuation Date as of which the market value is determined. In the absence of a sale on the Valuation Date, the fair market value of such assets, as well as other assets for which there is no readily ascertainable fair market value, shall be determined by the Trustee in such manner as the Trustee shall consider appropriate provided only that a consistent practice be followed.

         The value of a Member's Member Account, Elective Account, Contribution Account and Company Account under Fund D at any time shall be equal to the Member Contributions, Elective Contributions, Employee Contributions and Company Contributions allocated to those accounts plus interest earned under the Group Annuity Contract with the Insurer, less any amounts previously withdrawn from those accounts.

8.4 The Committee shall divide the aggregate value of the assets of each Investment Fund, as so determined, by the total number of outstanding units credited to individuals' accounts in such Fund on the Valuation Date. The result obtained shall be the new value of each Unit, or "Unit value," as of the Valuation Date. Each contribution to or payment from an Investment Fund after the immediately preceding Valuation Date shall be converted to units by dividing such new Unit value into the amount of such contribution or payment, and the individual account of each affected Member shall be credited or charged, as the


                                     8 - 1
         case may be, with the portion of the number of units so computed and properly attributable to such Member.

8.5 Any amounts withdrawn from Member Accounts, Elective Accounts, Contribution Accounts and Company Accounts will be charged to the respective accounts as of the date the withdrawal benefit is payable. The number of units charged to the account will be equal to the dollar amount withdrawn divided by the Unit value determined as of the Valuation Date immediately preceding the date as of which the withdrawal benefit is payable. Fractional units will be rounded to two decimal points.

8.6 The value of the balance of any account held for an individual as of the first day of any calendar month shall be equal to the number of units credited to the account as of that date, including units credited on that date pursuant to 8.4, multiplied by the Unit value determined as of the immediately preceding Valuation Date.

8.7      Members electing to change from one Investment Fund to another under
         6.3 shall, as of the effective date of the change, have their accounts in the Fund from which the transfer is made charged and their accounts in the Fund to which the transfer is made credited, based upon the applicable Fund Unit values in effect as of the immediately preceding Valuation Date.






                                     8 - 2

                                    ARTICLE 9

                                    BENEFITS

9.1 A Member shall be entitled to the benefits described in 9.3 or 9.4 only in the event of a termination of Service.

9.2 Upon the termination of Service of any Member as the result of the occurrence of any of the events set forth below, the Member (or, in the event of death, the Member's beneficiary as described in 17.7) shall be entitled to the benefits described in 9.3, payable as of the first day of the calendar month next following the date of occurrence of the event:

         (a)    Death.

         (b) A determination of total disability, being a physical or mental disability which wholly prevents the Member from performing the duties of his own occupation or other appropriate work made available to him by the Company, such condition to be determined by the Committee through the application of procedures uniformly applied which do not discriminate in favor of any class or classes of individuals.

         (c)    Entry into the Armed Forces of the United States.

         (d) Retirement from the Service of the Company under a retirement plan sponsored by the Company.

         (e)    Termination of Service by layoff.

         (f)    Termination of Service at or after age 65.

         For purposes of this 9.2, a Member who attains age 70-1/2 while still an active Employee, shall be deemed to have terminated Service with the Company on the last day of the calendar year in which such age was attained and with subsequent terminations on the same day of each calendar year thereafter until the Member's actual termination of Service occurs. However, the preceding sentence shall not apply to an Employee who attained age 70-1/2 prior to 1988.

9.3 The benefit referred to in 9.2 shall be the sum of the balance in the Member's Member Account, Elective Account, Contribution Account and Company Account or Accounts as of the date the benefit is payable.



                                     9 - 1

9.4 Upon termination of Service of any Member for any reason other than the occurrence of one of the events enumerated in 9.2, the Member shall be entitled to the benefits described in 9.5, payable as of the first day of the calendar month next following the date his Service is terminated.

9.5 The benefit referred to in 9.4 shall be equal to the sum of the balance in the Member's Member Account, Contribution Account and Elective Account or Accounts as of the date the benefit is payable, plus a portion of the balance of his Company Account or Accounts, as of the date the benefit is payable, determined in accordance with the following table:



         Balance in Company Account                    Percentage Payable
                Arising From:                         to Terminating Member
         ---------------------------                  ---------------------
         Contributions made in the year of
         termination.....................                       0%

         Contributions made in first year
         preceding year of termination....                     20%

         Contributions made in second year
         preceding year of termination....                     40%

         Contributions made in third year
         preceding year of termination....                     60%

         Contributions made in fourth year
         preceding year of termination....                     80%

         Contributions made in fifth year
         preceding year of termination and
         in all earlier years.............                    100%

         In applying the foregoing table, "years" are calendar years and the balance in a Member's Company Account or Accounts arising from contributions made in a given year shall include the share of the net earnings or losses of the Trust Fund credited or charged thereto pursuant to Article 8. The foregoing provisions of this Article 9 notwithstanding, any Member who has attained age 65 (normal retirement age) or has five or more years of Vesting Service as described in
         Article 20, shall be 100% vested in his Company Account.

9.6 The interest of each Member in the Member Account, Contribution Account and Elective Account shall be at all times fully vested and nonforfeitable. Any portion of the balance in a Member's Company Account which is not vested in him upon termination of Service pursuant to 9.4 shall be forfeited upon payment of benefits under Article 10 and shall be applied as soon as practicable to reduce the amount of a Company Contribution otherwise payable under Article 5.3.1 to the same Investment Fund or Funds in which the cancellation occurred.

9.7 If a person who forfeited a nonvested balance under 9.6 resumes employment with the Company, a separate contribution account shall be established for the individual if he repays to the Plan the full amount of such earlier distribution in one lump sum on or before the earlier of:

                                     9 - 2

         (a)    The fifth anniversary of his reemployment date, or

         (b) The date he completes five consecutive one-year Breaks in Service.

         At the time of repayment the Employee shall submit to the Committee in writing his current investment election and indicate the tax status of the money being returned to the Trust. Upon completion of the foregoing requirements by the Employee, the Company shall restore to the Member's Company Account the balance of company dollars previously forfeited as a result of such earlier distribution.





                                     9 - 3

                                   ARTICLE 10

                          MANNER OF PAYMENT OF BENEFITS

10.1 Except as provided in 10.4, benefits under Article 9 will be paid in a lump sum as soon as practicable after the date benefits become payable. Benefit amounts will become payable upon the Member's termination of Service and the Member's election for payment of benefits.

10.2 The Member's election for payment of benefits may be made at any time and shall become effective as of the first day of the calendar month next following receipt of the individual's written request by the Voluntary Investment Plan Office, but in no event later than January 1 of the calendar year following the year in which the Member attains age 70 1/2.

10.3 The total benefit of a Member who does not make an election for payment of benefits under 10.1 shall remain in the Trust Fund and shall be invested in the Investment Fund or Funds elected by the Member pursuant to Article 6. All other provisions of the Plan shall be applicable to benefits deferred under this paragraph 10.3, with the exception that withdrawal of funds under Article 11 and loans under Article 16 shall not be permitted.

10.4 A Member to whom a benefit is payable on account of retirement under a retirement plan sponsored by the Company may, prior to his retirement date under such retirement plan, elect to receive all or any designated portion of his benefit in an alternate manner of payment. The portion of the benefit to be paid in the alternate manner shall be applied by the Trustee for the purchase from a life insurance company selected by the Committee of an annuity contract for the Member with payments for a specified number of years beginning on the individual's retirement date under the retirement plan. Such annuity contract may be with or without rights to a refund upon the individual's death, depending upon the individual's wishes and the availability of the type of contract desired.

10.5 In the event of the Member's death prior to the effective payment date, Plan benefits shall be payable to the Member's beneficiary as described in 17.7, in accordance with the provisions of this 10.5.

         (a) If the Member has designated one individual or an estate or trust as beneficiary to receive benefits under the Plan, said designee may continue to defer payment of Plan benefits, subject to the provisions of 10.6. The designated beneficiary shall have all investment rights previously provided to the Member under 10.3:

         (b) If the Member has designated multiple beneficiaries to receive benefits under the Plan, the balance in the Member's Account shall be paid to the Member's beneficiaries as of the first day of the calendar month next following the date of the Member's death.

10.6 The beneficiary's election for payment of deferred benefits under 10.5(a) may be made at any time and shall become effective as of the first day of the month following receipt of the individual's written request by the Voluntary Investment Plan Office. However, the following limitations on payment date shall apply:

         (a) If the beneficiary is an estate, a trust or an individual other than the Member's spouse, payment under this Article will be made not later than December 31 of the


                                     10 - 1
                calendar year which contains the 5th anniversary of the date of the Member's death.

         (b) If the beneficiary is the Member's spouse, payment under this Article will be made the later of December 31 of the calendar year in which the Member would have attained age 70-1/2, or December 31 of the calendar year which includes the fifth anniversary of the Member's death.

         (c) Should the individual who is named beneficiary under this 10.6 die prior to the date benefits are paid, distributions shall be made to that individual's sole beneficiary not later than: (1) in the case in which the individual is the Member's spouse, December 31 of the calendar year which contains the 5th anniversary of the individual's death; and (2) in the case in which the individual is not the Member's spouse, December 31 of the calendar year which contains the fifth anniversary of the Member's death. In the case of multiple beneficiaries, the balance in the individual's accounts shall be paid to the individual's beneficiaries as of the first day of the calendar month next following the date of the individual's death.




                                     10 - 2

                                   ARTICLE 11

                                   WITHDRAWALS

11.1 A Member may voluntarily elect to withdraw all or a portion of the balance of his Member Account or Contribution Account in any Investment Fund as of the first day of the calendar month next following receipt of his election by the Company; provided that the amount of such withdrawal under the Plan shall not be less than $100.00 unless the balance in the Member Account or Contribution Account be less than $100.00, in which event the entire balance may be withdrawn. Withdrawals must be made first from the Member Accounts until exhausted, and then may be made from the Contribution Accounts. The Member's election to withdraw must either request that the entire balance of his Member Accounts or Contribution Accounts in all Investment Funds in which they are invested be withdrawn, or designate the Investment Fund from which he wishes the withdrawal to be made and specify the dollar amount to be withdrawn. Effective January 1, 1993, the foregoing requirement for the Member to designate the Investment Fund from which he wishes the withdrawal to be made is revoked. On and after that date, the specified dollar amount shall be withdrawn proportionally from each of his Investment Funds based on the ratio which the balance in each of such funds has to the total sum of his Member Account and Contribution Account balances immediately prior to the voluntary withdrawal of funds.

11.2 A Member may voluntarily elect to withdraw all or a portion of his Elective Contributions in any Investment Fund as of the first day of the calendar month next following receipt of his election by the Company; provided that (i) the Member has withdrawn all Member Account balances and Employee Contribution Account balances, (ii) the reason for the withdrawal is hardship as herein defined, and (iii) the amount of such withdrawal under the Plan shall not be less than $100.00, unless the Elective Contributions be less than $100.00, in which event the entire amount may be withdrawn. The Member's election to withdraw must either request that the entire amount of his Elective Contributions in all Investment Funds in which they are invested be withdrawn, or designate the Investment Fund from which he wishes the withdrawal to be made and specify the dollar amount to be withdrawn. Effective January 1, 1993, the foregoing requirement for the Member to designate the Investment Fund from which he wishes the withdrawal to be made is revoked. On and after that date, the specified dollar amount shall be withdrawn proportionally from each of his Investment Funds based on the ratio which the balance in each of such funds has to the sum of his Elective Contribution Account balances immediately prior to the voluntary withdrawal of funds.

         A Member may apply for a hardship withdrawal under the Facts and Circumstances provisions of the Plan. A distribution shall qualify for Facts and Circumstances Hardship Withdrawal only if the Company determines, based on all relevant facts and circumstances, that the distribution is on account of an immediate and heavy financial need of a Member and is necessary to satisfy such a need. A financial hardship exists only if the Member lacks resources sufficient:

                (1) to finance the purchase or renovation of the Member's principal residence;

                (2) to pay the expenses for medical care or treatment of the Member or a member of his or her immediate family;

                                     11 - 1

                (3) to finance the education of the Member or a member of his or her immediate family;

                (4)    to pay for a casualty loss;

                (5) to finance the purchase of a motor vehicle necessary for commuting to work;

                (6) in the event of the Member's bankruptcy or divorce or dissolution of marriage;

                (7) in the event a Member is on leave without pay or is otherwise absent without pay for 15 days or more;

                (8) to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence; or

                (9)    other severe financial need.

         The determination that the distribution is on account of an immediate and heavy financial need of a Member shall be made based on all relevant facts and circumstances and in accordance with uniform principles consistently applied and with pertinent Code Sections and corresponding regulations. A financial need shall not fail to qualify as immediate and heavy merely because the need was reasonably foreseeable or voluntarily incurred by the Employee.

         The amount of any distribution under this section shall be limited to the amount which is necessary to defray the hardship expense and which is not available from other reasonably liquid assets from other sources outside or within the Plan. For this purpose, the Company may require the written statement of the Employee stating the nature of his immediate and heavy financial need, his financial resources, and the fact that the financial need cannot be relieved through reimbursement or compensation by insurance or otherwise; by reasonable liquidation of the Employee's assets, to the extent that such liquidation would not itself cause an immediate and heavy financial need; by cessation of Elective and Employee Contributions under the Plan; or by other distributions or nontaxable (at the time of the loan) loans from this Plan or any other plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms. For purposes of this determination, the Employee's resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to the Employee.

11.3 In the event of a withdrawal under 11.1 or 11.2, future Company Contributions into the Trust Fund shall be suspended immediately following the date the withdrawal benefit is payable. A withdrawal will not result in an automatic suspension of an election to make Elective Contributions or Employee Contributions, and such contributions can continue to be made in accordance with the Deferral and Contribution Agreement in effect at the time of the withdrawal. However, the Company shall not make a Company Contribution into the Trust Fund with respect to any Elective Contribution or Employee Contribution made by the Member making the withdrawal during a period of six full calendar months from the date the withdrawal was made.

         Any remaining balance in a Member Account, Contribution Account or Elective Account after a withdrawal made under this Article and any balance in the Company Account of the Member shall continue in such accounts subject to the provisions of the Plan.


                                     11 - 2

11.4 A Member shall not be entitled to withdraw any portion of the balance in his Company Account. Effective January 1, 1989, hardship withdrawals will be limited to Elective Contribution amounts. Related earnings in the form of interest or unrealized gain, as specified in Article 8, shall not be available to the Member for hardship withdrawal purposes.





                                     11 - 3

                                   ARTICLE 12

                       VOLUNTARY INVESTMENT PLAN COMMITTEE

12.1 The Company and the Voluntary Investment Plan Committee shall, with respect to the Plan, be named fiduciaries and the Voluntary Investment Plan Committee shall be the plan administrator referred to in the Employee Retirement Income Security Act of 1974. The Voluntary Investment Plan Committee shall have the authority to control and manage the operation and administration of the Plan, including authority to appoint an investment manager or managers to manage assets of the Plan.

12.2 The Committee shall consist of not fewer than three persons appointed by, and to serve at the pleasure of, the Board of Directors of The Boeing Company, and such Board shall designate one of such persons to be the Chairman of such Committee. Any member of the Committee may resign by delivering his written resignation to the Secretary of the Company and to the Secretary of the Committee, and such resignation shall become effective on the date specified therein.

12.3 The members of the Committee shall appoint one of their number as Vice-Chairman and shall appoint a Secretary and such other officers as the Committee may deem necessary. The Secretary or any of such other officers may but need not be members of the Committee. The Chairman or, in his absence, the Vice-Chairman may execute or deliver any instrument in its behalf and except as may otherwise be provided by the Trust Agreement, may authorize one or more others of its number or the Secretary of the Committee to execute or deliver any such instrument. The Committee may employ such agents, counsel, accountants and actuaries and arrange for such clerical and other services as it may require in carrying out the provisions hereof.

12.4 The majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. Any determination or action of the Committee may be made or taken by a majority of the members present at any meeting thereof, or without a meeting, by a resolution or written memorandum signed by all of the members then in office.

12.5 No member of the Committee who is an Employee shall receive any payment for his services as a member. Members of the Committee shall be reimbursed by the Company for expenditures incurred in the discharge of their duties. Membership on the Committee shall not of itself constitute an individual an Employee. No bond or other security need be required of any member of the Committee in such capacity unless the Board of Directors of The Boeing Company should otherwise determine or except as may be required by law.

12.6 Subject to such restrictions as the Board of Directors of The Boeing Company may from time-to-time make, the Committee may establish bylaws and rules for the transaction of its business and the administration of the Plan.

12.7 The Committee shall have the exclusive right to interpret the terms and provisions of the Plan; to determine the accuracy or applicability of all valuations; to take all steps deemed necessary or advisable by the Committee to correct mistakes in administering the Plan; to determine any and all questions arising under the Plan or in connection with the administration thereof or the applicability thereof to any and all individuals; and to remedy possible ambiguities, inconsistencies, or omissions; and all interpretations, corrections and decisions of the Committee in respect of any matter or question relating to the Plan or the


                                     12 - 1
         administration thereof shall be final, conclusive and binding upon all persons affected thereby.

         Subject to the terms of any collective bargaining agreement insofar as such terms may relate to entitlement to benefits under the Plan, the Committee shall make all determinations as to the right of any person to benefits. The Committee shall adopt procedures for the presentation of claims by the Committee. Detailed information regarding such procedures may be obtained by writing the Secretary of the Voluntary Investment Plan Committee, P.O. Box 3707, Seattle, Washington 98124, Mail Stop 10-15. The decision of the Committee upon such review shall be final, subject to any appeal rights conferred by law.

12.8 The Committee shall maintain, or cause to be maintained, accounts showing the fiscal transactions of the Plan, and shall keep, or cause to be kept, in convenient form, such data as may be required for the valuation of the assets and liabilities of the Plan and the Members' accounts. The Committee shall also prepare an annual report showing in reasonable detail the assets and liabilities of the Plan and giving a brief account of the operation of the Plan for each year. The Committee shall make the annual report available to each Member, together with a statement of his share in the Trust Fund.

12.9 A member of the Committee shall not vote or act upon any matter relating solely to himself.

12.10 The members of the Committee shall use ordinary care and diligence in the performance of their duties, but no member shall be personally liable by virtue of any contract, agreement, or other instrument made or executed by him or on his behalf as a member of the Committee, nor for any mistake of judgement made by himself or any other member, nor for any loss unless resulting from his willful misconduct or failure to exercise good faith. No member shall be liable for the neglect, omission, or wrong-doing of any other member or of the agents or counsel of the Committee. The Boeing Company shall indemnify each member of the Committee against, and save him harmless from, any and all expenses and liabilities arising out of any act or omission to act as a member of the Committee, except such liabilities and expenses as are due to his willful misconduct or failure to exercise good faith.




                                     12 - 2

                                   ARTICLE 13

                          LIMITATIONS ON CONTRIBUTIONS

13.1 Notwithstanding anything contained herein to the contrary, the total Additions made to the Accounts of a Member for any calendar year shall not, when added to allocations made under The Boeing Company Employee Financial Security Plan, exceed the lesser of 25% of the Member's Compensation or the greater of $30,000 or one-quarter of the dollar limitation in effect under Code Section 415(b)(1)(A) as adjusted for cost of living increases by the Secretary of the Treasury.

13.2     For purposes of this Article 13, the term "Additions" means the sum of
         (a) Company Contributions, (b) Elective Contributions, (c) Employee Contributions, (d) forfeitures, if any, allocated to the Member's Accounts, (e) amounts allocated after March 31, 1984, to an individual medical account (defined in Code Section 415(1)(2)) which is part of a pension or annuity plan maintained by the Company, and (f) amounts allocated after December 31, 1985, to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Company.

13.3 If for any other calendar year the Additions exceed the foregoing limitations, the Elective Contributions and Employee Contributions for that calendar year, to the extent of their excess, shall be returned to the Member. If, after returning such Contributions, an excess still exists, such excess shall be applied in the manner described in 9.6.

13.4 If the Company is contributing to any other defined contribution plan, as defined in Section 414(i) of the Code, for its Employees, some or all of whom are Members of this Plan, then any such Member's allocations under The Boeing Company Employee Financial Security Plan and forfeitures and Company contributions under this Plan shall be aggregated with such Participant's amounts subject to Code Section 415 limitation under the other defined contribution plan for purposes of applying the limitations and reducing allocations under such other plan.

         In any case in which a person is a participant of both a defined benefit plan and a defined contribution plan maintained by the Company or any Affiliate of the Company, then the provisions of Code Section 415(e) shall apply. If for any Plan Year, the limits described in Code
         Section 415(e) are exceeded, the projected annual retirement income benefit under the defined benefit plan shall be limited, to the extent necessary, to reduce the defined benefit plan fraction (as defined in Code Section 415(e)(2)) so that the sum of the defined contribution plan fraction (as defined in Code Section 415(e)(3)) and the defined benefit plan fraction does not exceed 1.0. Notwithstanding the foregoing, if the defined benefit plan of the Company or Affiliate specifically provides that the defined benefit plan fraction is not reduced, the Member's Additions will be adjusted as described in
         Section 13.3, to the extent necessary, to reduce the defined contribution plan fraction so that the sum of the defined contribution plan fraction and the defined benefit plan fraction does not exceed 1.0.

13.5 "Compensation" for purposes of this article only, means a Member's earned income, wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Company (including, but not limited to, commissions paid salesmen, compensation for services on




                                     13 - 1
         the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

         (a) Company contributions to a plan of deferred compensation which are not included in the Employee's gross income for the taxable year in which contributed or Company contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

         (b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; and

         (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.





                                     13 - 2

                                   ARTICLE 14

                          CHANGE OR TERMINATION OF PLAN

14.1 It is the intention of the Company that the Plan will continue indefinitely, but the Board of Directors of The Boeing Company may, at any time and for any reason, modify, amend or terminate the Plan. The Plan shall automatically terminate on failure of the Company to make contributions within one month following the date upon which any contribution is payable as provided in 5.2.8 and 5.3.1.

14.2 No modification or amendment of the Plan shall retrospectively deprive any individual of rights theretofore accrued to him hereunder except to the extent that any change is made necessary by law or governmental regulation to permit qualification or continued qualification as a tax exempt trust under applicable law or regulation. If any modification or amendment of the Plan eliminates an optional form of payment, a Member may continue to elect such form of payment with respect to any account balance earned prior to the effective date of such modification or amendment. Furthermore, no modification or amendment of the Plan shall cause or permit any part of the Trust Fund to be diverted to purposes other than for the exclusive benefit of Members and their beneficiaries or to revert to or become the property of the Company, unless it shall have first been determined by the Internal Revenue Service that the Plan with the proposed modification or amendment will continue to be a qualified plan under Section 401 of the Code or any statute of similar import. No amendment or modification of the Plan shall increase the duties of the Trustee without its consent.

14.3 Upon a complete or partial termination of the Plan or a complete discontinuance of contributions, the interests of the Members in their Company Accounts (or, in the case of a partial termination, the interests of those Members for whom the Plan has terminated), shall be fully vested and nonforfeitable. Upon such termination or complete discontinuance of contributions, the Company and the Committee shall perform the procedures which would have been required pursuant to the Plan had the date of such termination been the first day of a calendar month with the applicable Valuation Date being the last day of the next preceding month.




                                     14 - 1

                                   ARTICLE 15

                                     MERGER

15.1 In the event of the dissolution, merger, consolidation or reorganization of the Company, provision may be made by which the Plan and Trust will be continued by the successor and, in that event, such successor shall be substituted for the Company under the Plan. The substitution of the successor shall constitute an assumption of the Plan liabilities by the successor and the successor shall have all the powers, duties and responsibilities of the Company under the Plan.

15.2 In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Members of the Plan, the assets of the Trust Fund applicable to such Members shall be transferred to another trust fund only if:

         (a) each Member (if either the Plan or the other plan then terminated) receives a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated);

         (b) resolutions of the Board of Directors of the Company under the Plan, and of any new or successor employer of the affected Employees, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Members, its resolutions shall include an assumption of liabilities with respect to such Members' inclusion in the new employer's plan; and

         (c) such other plan and trust are qualified under Sections 401(a) and 501(a) of the Code.





                                     15 - 1

                                   ARTICLE 16

                                      LOANS

16.1 An application for Loan by a Member who is an active Employee of the Company or is an Employee who is on an unpaid status, that is received by the Company any time in a calendar month will be processed for disbursement of loan proceeds in the month next following receipt of the loan application by the Company. Amounts available for loan will be based on the Member's account balances in effect as of the first day of the month in which the Member's Application for Loan is received by the Company.

         Loans will be made to former employees only to the extent required by Department of Labor final regulations and Department of Labor pronouncements regarding such regulations and only to the extent that making such loans will be consistent with administering the Plan and the loan program in a nondiscriminatory manner.

16.2 Approval of a Member's properly completed Application for Loan shall be subject to the provisions of the loan documents. These additional loan documents shall consist of a Loan Disclosure Statement, Promissory Note, Payroll Deduction Authorization, and Security Agreement - Pledge by Member.

         Loan approval shall be given following proper completion of all required loan documents and if the repayment amount of any loan is less than 25 percent of the Member's base monthly pay. If the loan documents are not fully executed and returned to the Company by the 8th of the month in which a loan disbursement is scheduled to be made, the Member's Application for Loan shall automatically be rejected and the pertinent loan documents shall become null and void.

16.3 Subject to the loan application and approval process above, a check for the proceeds of the loan shall be disbursed to the Member as soon as practicable after the twentieth day of the calendar month next following the month in which the Member's Application for Loan was timely received by the Company. Any completed loan application may be revoked by the Member prior to the date of loan disbursement. Such revocation shall cause the Member's Promissory Note and loan disbursement check to be cancelled.





                                     16 - 1

16.4 The maximum term of any loan shall be five years. However, a Member who uses the loan to finance the purchase of the Member's principal residence may extend the term of such loan by one year for each additional $1,000 borrowed. The following table illustrates this provision.

            Loan Amount                             Maximum Term
            -----------                             ------------
               $ 6,000                                   6 years
               $ 7,000                                   7 years
               $ 8,000                                   8 years
               $ 9,000                                   9 years
               $10,000                                  10 years
               $11,000                                  11 years
               $12,000                                  12 years
               $13,000                                  13 years
               $14,000                                  14 years
               $15,000                                  15 years
               $16,000                                  16 years
               $17,000                                  17 years
               $18,000                                  18 years
               $19,000                                  19 years
               $20,000 or more                          20 years



16.5 The interest rate on new loans will be set every month at the average yield on five-year Treasury Notes as reported by the Federal Reserve for the week ending on the second Friday of each month plus two percentage points. This rate will be in effect for any loan application received in the following calendar month. Periodically, this procedure will be reviewed to ensure that it continues to set interest rates commensurate with the interest rates commonly charged for loans secured by certificates of deposit or whole life insurance policies or other loans which are comparable to loans under the Plan. The Committee has the authority to revise this procedure as it deems appropriate.

16.6 Repayment shall be by payroll deduction and will be credited on a prorata basis to the Investment Fund or Funds selected by the Member's most recent investment election for future contributions. However, if a Member's payroll deduction is stopped due to an assignment of wages or an unpaid absence from work, the Member shall be allowed to make repayments outside of payroll deductions.

         A Member may make repayment of loan payments in arrears, in order to avoid loan default. In addition, a Member may pay off the loan balance (including accrued interest) at any time in a lump sum or by increasing the amount of payroll deduction, or both.

         Repayments of principal will be first credited to a Member's Elective Account. Interest will be allocated to the Member's Elective and Company accounts ratably based on the principal amounts loaned from each account.




                                     16 - 2

16.7 For any month that a repayment is not received, the unpaid interest charge will be added to the outstanding balance in accordance with the loan document securing the Member's loan. In addition, for those loans secured by loan documents providing for reamortization of loan payments, if the missed or late repayment would otherwise cause the loan not to be repaid before the longer of five years (from the beginning date of the loan) or the term of the loan, the loan balance (including accrued interest) will be reamortized with repayments not to exceed 30 percent of the base monthly pay in order to ensure the repayment within the five-year or longer original term of the loan.

16.8 A loan will be in default if after the longer of five years (from the beginning date of the loan) or the term of the loan, any unpaid balance remains. Interest will continue to accrue on the outstanding balance of the loan until the loan is foreclosed upon or a final distribution of the account is made. If the Member is actively employed and the Member's loan is in default, there will be no foreclosure on the Member's Elective Account, but the Member is subject to tax on the outstanding loan balance (including accrued interest) at such time. The Member's Company Account will be subject to foreclosure proceedings.

16.9 Upon default, any principal balance owed (plus accrued interest) will be recharacterized as a taxable distribution from the Plan. In addition, any amounts loaned from the Member's Elective Accounts will continue to accrue interest until repaid or a final distribution is made to the Member. Repayments of the Member's Elective Accounts and interest subsequent to default will be recorded on an after-tax basis in order to prevent its double taxation when the final distribution is made to the Member.

16.10 An Employee on an authorized leave of absence or otherwise absent from work without pay will be allowed to skip up to twelve consecutive monthly repayments. Interest will continue to accrue in accordance with the loan document securing the Member's loan and will be added to the outstanding balance of the loan. The Member may, however, continue to make repayments at the Member's option. For those loans secured by loan documents providing for reamortization of loan payments, if repayments are skipped and the skipped repayments would otherwise cause the loan not to be repaid before the longer of five years (from the beginning date of the loan) or original term of the loan, after twelve months (or such fewer number of months as are skipped) the loan balance, including accrued interest, will be reamortized with repayments not to exceed 30 percent of base monthly pay so that repayment of the loan, including accrued interest, will be completed within the longer of five years (from the beginning date of the loan) or original term of the loan.

16.11 In addition, loans will be subject to the following terms and conditions:

16.11.1 A Member may have only one loan outstanding at any time. Effective January 1, 1995, the practice of allowing outstanding loan obligations to be refinanced is ceased. On and after that date, a Member may have two loans outstanding at any time.

16.11.2  No loan will be made for an amount less than $1,000.

16.11.3  No loan may exceed the lesser of (a) or (b) below:

         (a) $50,000 reduced by the highest outstanding loan balance from the Plan during the one-year period ending on the day before the date on which the loan is made.

         (b)    One-half of the total Vested Value of all Accounts.



                                     16 - 3

16.11.4 Proceeds will be withdrawn proportionally from each Investment Fund in which the Member has assets allocated.

16.11.5 The Member must apply for the loan on a form prescribed by the Committee ("Application for Loan"), sign a promissory note payable to the Plan in the amount and on a form prescribed by the Committee ("Promissory Note"), sign an agreement to secure the Promissory Note with the balance in his Accounts ("Security Agreement - Pledge by Member") and authorize payroll deductions for payment of interest and principal by signing a "Payroll Deduction Authorization", all in accordance with procedures adopted by the Committee.

16.11.6 No loan will be made unless the Member's spouse consents in writing to the loan within the ninety-day period before the making of the loan. The requirement for spousal consent will be waived if the Member establishes to the satisfaction of the Committee that such consent cannot be obtained because there is no spouse, the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe. The spouse's consent (or waiver of consent where the spouse cannot be located) will be valid only with respect to that spouse.

16.11.7 If a Member retires, terminates his employment with the Company, dies, incurs a disability or becomes bankrupt or the term of the Promissory Note expires prior to his repayment of the total principal and interest on the Promissory Note held by his Loan Account, the Committee may, at its option, foreclose upon his Accounts to repay the Promissory Note.

16.12 The foregoing provisions of this Article 16 notwithstanding, the Committee may at any time and from time to time deny any loans to Members in accordance with procedures established by the Committee and terminate or suspend the loan granting provisions of this Article. No such termination or suspension shall affect the amount due from any Member on his outstanding loan, or the status of Loan Accounts existing at such time. Any such denial, termination or suspension will be applied in a uniform and nondiscriminatory manner.




                                     16 - 4

                                   ARTICLE 17

                               GENERAL PROVISIONS

17.1 The Company has entered into a Trust Agreement with the Trustee of the Trust Fund under which the Trustee will hold, invest and distribute the assets of the Trust Fund as required by the Trust Agreement. The Company may remove the Trustee at any time upon reasonable notice. The Trust Agreement shall provide that upon the removal or resignation of the Trustee the assets shall be transferred to another Trustee to be designated by the Company under the terms of the Trust Agreement satisfying the conditions herein set forth.

17.2 No part of the Trust Fund shall be used for, or diverted to, purposes other than the exclusive benefit of Members and their beneficiaries under the Plan. No person shall have any interest in or right to any part of the Trust Fund except as and to the extent expressly provided in the Plan.

17.3 Nothing contained in the Plan shall confer upon any person the right to be retained in the employ of the Company nor interfere with the right of the Company to discharge or otherwise deal with him without regard to the existence of the Plan.

17.4 Members entitled to benefits pursuant to 10.4 shall file with the Voluntary Investment Plan Office verification of date of birth and such other documents or information as the Committee considers necessary for administering the Plan as to such Members. Benefit payments shall be made on the later of the date benefits become payable and the date of receipt of such documents and other pertinent information. Neither the Company nor the Committee shall be obligated to determine the accuracy or authenticity of the information provided by the Member and any benefits paid which are based thereon shall be binding on such person, or on any one claiming through or under such person, and shall completely discharge any liability under the Plan to the extent of any payment made.

17.5 Each Member or beneficiary eligible to receive benefits under Article 9 shall file with the Committee, in writing, his post office address and each change of post office address until receipt of the benefit payment. Any communication, statement or notice addressed to such person at his last post office address filed with the Committee or Trustee (or if no post office address was filed with the Committee or Trustee, then his last post office address shown by the Company's payroll records) will be binding upon such person for all purposes of the Plan and neither the Trustee nor the Company nor the Committee shall be obligated to search for or ascertain the whereabouts of any such person.

17.6 Any action taken with respect to the Plan at the direction of the Trustee, the Company or the Committee shall be conclusive upon all Members and other persons entitled to benefits under the Plan.

17.7 A Member may designate a beneficiary to receive benefits under the Plan upon his death. He may revoke or change such designation at any time. A designation by a married Member of a beneficiary other than the Member's spouse shall not be valid without the written consent of the Member's spouse in accordance with Code Section 417(a)(2). Benefits payable under the Plan after the death of a Member shall be paid to the beneficiary designated by him. If there is no valid designation of a beneficiary or no living designated beneficiary at the Member's death, the benefits will be paid to the Member's surviving spouse, and, if none, to the Member's children in equal shares, and, if none, to any other relative of the Member designated by the Committee or to the Member's estate.



                                     17 - 1

         Beneficiary designations, revocations or changes of beneficiary hereunder must be on forms provided by the Committee and filed with the Voluntary Investment Plan Office during the Member's lifetime. A beneficiary designation filed by a Member under the Voluntary Savings Plan for Hourly Employees, the Voluntary Savings Plan for Salaried Employees or the Voluntary Investment Plan for Salaried Employees or the Voluntary Investment Plan for Hourly Employees shall constitute a designation under this Plan until revoked or changed by the Member.

17.8 If at any time there is doubt as to the right of any beneficiary to receive any amount, the Trustee shall take such action as the Committee may direct. If no such directions are received by the Trustee, the Trustee may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Trustee may pay such amount into any court of appropriate jurisdiction, in either of which events neither the Trustee, the Company nor the Committee shall be under any further liability to anyone.

17.9 If the Committee shall determine that any individual to whom benefits are payable is unable to care for his affairs because of illness, accident or other incapacity, any amount due (unless prior claim therefore shall have been made by a duly qualified guardian or other legal representative) may be paid to the spouse, parent, brother or sister or any other person that the Committee may determine. Any such payment shall be a payment for the account of such individual, and shall, to the extent thereof, be a complete discharge of any liability under the Plan to such individual.

17.10 If any individual receiving benefits under this Plan is reemployed by the Company, such benefits shall continue as though he had not been so reemployed.

17.11 No benefits under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, execution, attachment, garnishment, or any other legal process, and any attempt to do so shall be void. The preceding sentence will not apply to a qualified domestic relations order pursuant to Code Section 414(p).

17.12 All authorizations, elections, designations, or other instructions required to be signed by Members under the Plan shall be on forms approved by the Committee.

17.13 In construing and interpreting the language of the Plan, reference to the masculine, such as "he, him, his" shall include the feminine, and the singular shall include the plural in all cases unless the context or the particular use of such terms clearly indicate otherwise.

17.14 Headings of sections of the Plan are inserted for convenience and constitute no part of the Plan.

17.15 The Plan shall be construed according to the laws of the State of Washington, except insofar as state law has been preempted by the Employee Retirement Income Security Act of 1974.



                                     17 - 2

                                   ARTICLE 18

                                  MISCELLANEOUS

18.1 Qualification. Each contribution of the Company to the Trust Fund is conditioned upon the qualification of the Plan under Section 401 of the Code. If the deduction of any such contribution is disallowed, it shall be returned to the Company (to the extent disallowed), within one year after the date of such disallowance.

18.2 Deductibility. Each contribution of the Company to the Trust Fund is conditioned upon its allowance as a deduction under Section 404 of the Code. If the deduction of any such contribution is disallowed for the taxable year within which falls the date as of which such contribution is credited to an individual's Account under 8.1, it shall be returned to the Company (to the extent disallowed), within one year after the date of such disallowance.

18.3 Rollover Distributions. If benefits under the Plan are payable to a Member, the Trustee may transfer any portion of a Member's eligible rollover distribution, in accordance with Section 401(a)(31) of the Code, directly to the Trustee of an eligible retirement plan. This will only be done if:

         (a)    Such other plan is an eligible retirement plan qualified under
                Section 401(a) or described in Section 403(a), Section 408(a), or Section 408(b) of the Code;

         (b) The Member requests such eligible rollover distribution in writing in such form and at such time as the Committee may prescribe;

         (c)    The Committee approves the request;

         (d) The Trustee of the other plan will accept the eligible rollover distribution; and

         (e) The eligible rollover distribution would be includible in gross income if not rolled over.

         "Eligible rollover distribution", for purposes of this Article 18 only, means any distribution to a Member of all or any portion of the balance to the credit of the Member at any time following termination of Service. An eligible rollover distribution shall not include the following:

         (a) Any distribution which is one of a series of substantially equal periodic payments which are made for a specified period of 10 or more years.

         (b) Any distribution to the extent such distribution is required under Code Section 401(a)(9).

18.4 Rollover Contributions. With the consent of the Committee and without regard to any limitations on contributions set forth in Article 5 and
         Article 13, the Plan may receive from an Eligible Employee, in cash, a rollover contribution if:

         (a) The amounts transferred to the Plan originated under a retirement plan sponsored by another employer and the following conditions are satisfied:



                                     18 - 1

                (1) The Eligible Employee was a participant under another plan that was qualified under Section 401(a) of the Code or an annuity plan qualified under Section 403(a) of the Code;

                (2) In the case of a plan qualified under Section 401(a) of the Code, the trust under such other plan is exempt from tax under Section 501(a) of the Code;

                (3) Such Eligible Employee receives a distribution from such other plan which qualifies as an eligible rollover distribution, as described in Section 402(c)(1) of the Code;

                (4) The Eligible Employee furnishes evidence satisfactory to the Committee that such contribution meets conditions
                       (1), (2), and (3) above; and

                (5) The rollover contribution is made no later than the sixtieth day after receipt of the distribution; or

         (b) The amounts transferred to the Plan are from a conduit individual retirement account, provided that the following conditions are satisfied:

                (1) Such account has no assets other than assets that were previously distributed to the Eligible Employee by another qualified plan and contains no amount attributable to contributions made by the Eligible Employee;

                (2) Such amounts met the applicable requirements of Section 408(d)(3) of the Code for rollover treatment or transfer to the conduit individual retirement account; and

                (3) Such amounts are transferred by the Eligible Employee to the Plan within 60 days following his or her receipt of such amount from the conduit individual retirement account.

         Rollover contributions shall be held in a separate Rollover Account established and maintained under the Plan for the benefit of the Eligible Employee who transferred such contributions. An Eligible Employee who has made a rollover contribution shall at all times have a 100% nonforfeitable right to the value of the assets held in his or her Rollover Account. Amounts allocated to a Rollover Account shall be held in trust and invested in accordance with the terms and conditions provided in Article 8. No Company Contribution shall be made under 5.3 with respect to such rollover. Distributions of amounts allocated to a Rollover Account shall be payable on termination of Service as a benefit under Article 10. All other provisions of the Plan shall be applicable to the amount so transferred, regardless of whether or not the Eligible Employee becomes a Member under 4.2.

         If an Eligible Employee makes a rollover contribution to the Plan under this 18.4, such Eligible Employee nevertheless shall not become a Member under the Plan and shall not participate in the allocation of Company Contributions under 5.3 until such Eligible Employee has satisfied the requirements for membership set forth in Article 4.

18.5 Transition. Article 18 is amended and restated effective January 1, 1993. Employees who had benefits transferred under the provisions of
         18.3 of the prior plan and who retired or whose employment terminated prior to December 31, 1992 and who are not Employees at any time on or after December 31, 1992 shall have their benefits determined under the



                                     18 - 2
         terms of the prior plan. All other Employees who had benefits, if any, transferred under the provisions of 18.3 of the prior plan shall be afforded the rights and features contained in 18.4 of this Plan document.










                                     18 - 3

                                   ARTICLE 19

                              TOP-HEAVY PROVISIONS

19.1 Applicability of Section. The following additional provisions shall apply to member as of the first day of any Plan Year after December 31, 1983 in which the Plan is determined to be a Top-Heavy Plan. Where they are in conflict with the remaining provisions of the Plan, these provisions shall control.

19.2     Definitions.

         (a) "Compensation" for purposes of this Article 19 only means the first $150,000 of compensation as defined in Treasury Regulations Section 1.415-2(d). Compensation shall not exceed $150,000 for 1994. On January 1 of each calendar year in which the Secretary of the Treasury prescribes a new dollar limit, this $150,000 limit will automatically be adjusted to that new limit.

         (b) "Key Employee" means any Employee or former Employee under this Plan who, at any time during the Plan Year containing the Determination Date or during any of the four preceding Plan Years, is or was one of the following:

                (1) An officer of the Company having an annual compensation greater than 150% of the maximum dollar limitation on contributions and other annual additions to a participant's account in a defined contribution plan under Code Section 415, as in effect for the calendar year in which the Determination Date falls. Whether an individual is an officer shall be determined by the Committee on the basis of all the facts and circumstances, such as an individual's authority, duties and term of office, and not on the mere fact that the individual has the title of an officer. For any such Plan Year, there shall be treated as officers no more than the lesser of:

                       (A)    50 Employees, or

                       (B) the greater of three Employees or ten percent of the Employees.

                       For this purpose, the highest-paid officers shall be selected.

                (2) One of the ten Employees owning (or considered as owning with the meaning of Code Section 318) the largest interests in the Company. An Employee who has some ownership interest is considered to be one of the top ten owners unless at least ten other Employees own a greater interest than that Employee. However, an Employee will not be considered a top ten owner for a plan year if the Employee earns less than the maximum dollar limitation on contributions and other annual additions to a participant's account in a defined contribution plan under Code Section 415 as in effect for the calendar year in which the Determination Date falls and owns less than 1/2% interest of the Employer.

                (3) Any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent of the outstanding stock of the





                                     19 - 1

                       Company or stock possessing more than five percent of the combined total voting power of all stock of the Company.

                (4) A one percent owner of the Company having an annual compensation from the Company of more than $150,000, and possessing more than one percent of the combined total voting power of all stock of the Company. For purposes of this subparagraph, compensation means all items includable as compensation for purposes of applying the limitation on contributions and other annual additions to a Member's account in a defined contribution plan and the maximum benefit payable under a defined benefit plan under Code Section 415.

         For purposes of parts (1), (2), (3) and (4) of this definition, a Beneficiary of a Key Employee shall be treated as a Key Employee.

         (c) "Non-Key Employee" means an Employee (and any Beneficiary of an Employee) who is not a Key Employee.

         (d)    "Required Aggregation Group" means:

                (1) each plan of The Boeing Company in which a Key Employee is a participant, and

                (2) each other plan of The Boeing Company which enables any plan described in subclause (1) to meet the nondiscrimination requirements of Code Section 401(a)(4) or Code Section 410.

         (e) "Permissive Aggregation Group" means the Required Aggregation Group plus any other qualified plans maintained by the Company, but only if such group would satisfy in the aggregate the requirements of Code Section 401(a)(4) and Code Section 410. The Committee shall determine which plans to take into account in determining the Permissive Aggregation Group.

         (f) "Determination Date" means the last day of the Plan's immediately preceding Plan Year (or in the case of the first Plan Year of the Plan, the last day of the Plan Year).

         (g) "Top-Heavy Plan" means this Plan for any Plan Year if, as of the Determination Date, the aggregate of the accounts under the Plan for Members (including former Members) who are Key Employees exceeds 60% of the present value of the aggregate of the accounts under the plan for all Members, excluding former Key Employees. Top-Heavy Plan also means this Plan, if this Plan is a required member of an aggregation group which for such Plan Year is a Top-Heavy Group (as defined in subparagraph (g)(2) below).

                (1) The present value shall be the sum of (a) the account balance determined as of the most recent valuation date that is within the 12-month period ending on the Determination Date, and (b) the adjustment for contribution due as of the Determination Date, and as described in the regulations under Code Section 416.

                (2) "Top-Heavy Group" means the aggregation group, if as of the applicable Determination Date, the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included


                                     19 - 2
                       in the aggregation group plus the aggregate of the accounts of Key Employees under all defined contribution plans included in the aggregation group exceeds 60% of the sum of the present value of the cumulative accrued benefits for all such defined benefit plans plus the aggregate accounts for all Employees, excluding former Key Employees, under such defined contribution plans. If the aggregation group that is a Top-Heavy Group is a Required Aggregation Group, only those plans that are part of the Required Aggregation Group will be treated as top-heavy. If the aggregation group is not a Top-Heavy Group, no plan within such group will be top-heavy.

                (3) In determining whether this Plan constitutes a Top-Heavy Plan, the Committee (or its agent) shall make the following adjustments in connection therewith:

                         (A) When more than one plan is aggregated, the Committee shall determine separately for each plan as of each plan's Determination Date the present value of the accrued benefits or account balance. The results shall then be aggregated by adding the results of each plan as of the Determination Dates for such plans that fall within the same calendar year.

                         (B) In determining the present value of the cumulative accrued benefit or the amount of the account of any Employee, such present value or account shall include the amount in dollar value of the aggregate distributions made to such Employee under the applicable plan during the five-year period ending on the Determination Date, unless reflected in the value of the accrued benefit or account balance as of the most recent valuation date. Such amounts shall include distributions to Employees which represented the entire amount credited to their accounts under the applicable plan.

                         (C) Further, in making such determination, such present value or such account shall include any rollover contribution (or similar transfer), as follows:

                                   (i)    If the rollover contribution (or
                                          similar transfer) is initiated by the
                                          Employee and made to or from a plan
                                          maintained by another employer, the
                                          plan providing the distribution shall
                                          include such distribution in the
                                          present value of such account; the
                                          plan accepting the distribution shall
                                          not include such distribution in the
                                          present value of such account unless
                                          the plan accepted it before December
                                          31, 1983.

                                   (ii)   If the rollover contribution (or
                                          similar transfer) is not initiated by
                                          the Employee or made from a plan
                                          maintained by another employer, the
                                          plan accepting the distribution shall
                                          include such distribution in the
                                          present value of such account, whether
                                          the plan accepted the distribution
                                          before



                                     19 - 3
                                          or after December 31, 1983; the plan
                                          making the distribution shall not
                                          include the distribution in the
                                          present value of such account.

                         (D) Further, in making such determination, in any case where an individual is a Non-Key Employee, with respect to an applicable plan, but was a Key Employee with respect to such plan for any prior plan year, any accrued benefit and any account of such Employee shall be altogether disregarded. For this purpose, to the extent that a key Employee is deemed to be a Key Employee if he or she met the definition of Key Employee within any of the four preceding plan years, this provision shall apply following the end of such period of time.

                         (E) Further, in making such determination, in any case where an individual has not received any compensation from any employer maintaining the Plan (other than benefits under the Plan) at any time in the five-year period ending on the Determination Date, any accrued benefit and any account of such Employee shall be altogether disregarded.

19.3 Vesting Schedule. Upon termination of a Member's employment for reasons other than retirement or disability, such Member shall have a nonforfeitable right to benefits he has accrued under the Plan in accordance with the following schedule if it produces a higher vested percent than the schedule in 9.5:

               Years of Service                       Percent Vested
               ----------------                       --------------
               Less than 3 years                                  0%

               3 or more years                                  100%

19.4 Minimum Contribution. For any Plan Year in which the Plan is Top-Heavy, the Company contribution from the required aggregation of plans (as defined in Paragraph 19.2) made for each Non-Key Employee shall be at least 3% of each Non-Key Employee's Compensation for such year.

19.5 Adjustment to Minimum Contribution. For any Plan Year in which the Plan is Top-Heavy, 1.00 shall be substituted for 1.25 each place it appears in the fractions described in Code Section 415(e) unless (a) the Plan could satisfy Paragraph 19.4 if 4% were substituted for 3%, and (b) the Plan would not continue to be a Top-Heavy Plan if "90%" were substituted for "60%" in subparagraph 19.2(g).






                                     19 - 4

                                   ARTICLE 20

                                 VESTING SERVICE

20.1     "Vesting Service" shall be determined as follows:

         An Employee will be credited with a full year of Vesting Service for the calendar year in which the Employee's first Hour of Service occurred if during that calendar year the Employee was credited with 1,000 or more Hours of Service; otherwise, the Employee's first year of Vesting Service will be the next calendar year if the Employee was credited with 1,000 or more Hours of Service during that calendar year. If the Employee is not credited with 1,000 or more Hours of Service during either of the Employee's first two calendar years, the Employee will nevertheless be credited with a year of Vesting Service for the second calendar year if the Employee was credited with 1,000 or more Hours of Service during the Employee's first 12-month period of employment. Thereafter, an Employee will be credited with a full year of Vesting Service for each calendar year in which the Employee has 1,000 or more Hours of Service.

         An Employee will not be credited with any Vesting Service for any calendar year or portion thereof in which the Employee has less than 1,000 Hours of Service.

         Subject to the provisions of Section 20.4, relating to Breaks in Service, any calendar years in which an Employee has 1,000 or more Hours of Service, whether or not the calendar years are continuous, shall be counted in computing years of Vesting Service.

20.2 An Employee in an employment status which is subject to the provisions of the Fair Labor Standards Act will be credited with Hours of Service on the basis of a count of hours determined from payroll records. In the case of an Employee in an employment status which is exempt from that Act, Service will be converted into Hours of Service on the basis of 45 Hours of Service for each Payroll Week during which the Employee has any Service.

         The determination of Hours of Service for reasons other than the performance of duties, and the crediting of Hours of Service to computation periods, shall be in accordance with Department of Labor Regulations 2530.200b-2(b) and (c).

         Hours of Service resulting from the performance of duties for which a person receives compensation following a termination of employment will be credited to the calendar year in which the duties were performed.

         "Hour of Service" shall mean:

         (a)    Each hour for which a person is paid or entitled to payment

                (1) For the performance of duties for the Company or an Affiliate, including compensated bonus hours on third shift;

                (2) On account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) but for which he is paid or entitled to payment under applicable payroll or benefit practices, such as paid sick leave and vacations;


                                     20 - 1

         (b) Each hour for which backpay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or Affiliate and for which no previous payment has been made; and

         (c) Each hour not described in paragraph (a) or (b) above, including the first thirty days of Company-approved leave of absence and leaves of absence applicable to service with a collective bargaining representative certified under the Labor Management Relations Act whose members are Eligible Employees hereunder, or in a period of military service which is required to be included in the determination of retirement benefits under the Plan by applicable Federal law.

         (d) For purposes of determining a Break in Service as defined in 20.4, up to 501 Hours of Service shall be credited for an Employee who is absent from work due to (i) pregnancy by the Employee, (ii) childbirth by the Employee, (iii) adoption of a child by the Employee, or (iv) caring for a child immediately following birth or adoption by the Employee. The additional Hours of Service credited in this Subsection (d) shall be used in the calendar year in which the absence commences. If any Hours of Service are not needed to avoid a Break in Service in such calendar year, they shall be credited to the following calendar year, up to a total of 501. Credit will be granted under this paragraph only if the Employee furnishes information to the Company's satisfaction which (i) states that the absence from work was for reasons referred to in this Subsection (d) and
                (ii) states the number of days of such absence.

         (e) Hours of Service will also be credited for any individual considered an employee under Code Section 414(n).

         With respect to (a), (b), (c), (d) and (e) above, the same Hours of Service shall not be counted under more than one of the foregoing categories.

20.3 For purposes of determining "Years of Service", Service which is performed for the Company and for any Affiliate of the Company, whether or not included in the definition of Company at 2.4, will be aggregated. For such purposes, Service performed for any person, firm or corporation shall be treated as Service for the Company if the employment by such person, firm or corporation is at the instance of and deemed by the Committee to have been in the Company's interest. Where Service has been performed for more than one employer, there shall be no duplication in the determination of Years of Service and the same period of Service will not be counted more than once.

20.4 A "Break in Service" shall occur on the last day of the calendar year in which a terminated Employee has less than 500 Hours of Service. As of that date, all Vesting Service previously accrued shall be cancelled.

20.5 If an Employee has a Break in Service and is thereafter reemployed by the Company, the individual shall be deemed a new Employee for purposes of the Plan, except the following provisions shall apply:

         (a) If the Employee was not vested in his Company Account, Vesting Service previously cancelled shall be restored upon completion of the Employee's first year of Eligibility Service if the number of consecutive one-year Breaks in Service attributed to the Employee is equal to or less than five.


                                     20 - 3

         (b) If the Employee was partially or 100% vested in his Company Account, Vesting Service previously cancelled shall be restored upon completion of the Employee's first year of Eligibility Service following reemployment.

         For purposes of this Article, the computation period for determining an Employee's first year of Eligibility Service will be the first 12-month period commencing on the date that the Employee first is credited with an Hour of Service if during that period the Employee has 1,000 or more Hours of Service, and otherwise commencing on the January 1 next following the commencement of such 12-month period, and on anniversaries of that date.

20.6 If any amendment to the Plan changes the vesting schedule, each Member who is an Employee having not less than three years of Service may elect to remain under the vesting schedule of the Plan prior to such amendment. If he does not make the election within a reasonable time (as may be determined pursuant to governmental regulations from time to time), he will be subject to the vesting schedule under the Plan as amended.




                                     20 - 3